ASSET PURCHASE AGREEMENT



                                     Between



                                   AUGAT INC.



                                       and



                               PORTA SYSTEMS CORP.
                            AND CERTAIN SUBSIDIARIES





                                  March 6, 1996

                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ----

              1.1  Purchase and Sale of Assets.....................     1
              1.2  Assumption of Liabilities.......................     3
              1.3  Purchase Price..................................     7
              1.4  The Closing.....................................     8
              1.5  Allocation of Purchase Price....................     9
              1.6  Post-Closing Adjustments........................     9
              1.7  Further Assurances..............................    11

         ARTICLE II - REPRESENTATIONS AND WARRANTIES
                        OF THE SELLER..............................    12

              2.1  Organization, Qualification and
                     Corporate Power...............................    12
              2.2  Authority.......................................    12
              2.3  Noncontravention................................    12
              2.4  Subsidiaries....................................    13
              2.5  Actions.........................................    13
              2.6  Tax Matters.....................................    13
              2.7  Ownership and Condition of Assets...............    13
              2.8  Intellectual Property...........................    14
              2.9  Real Property; Leases...........................    16
              2.10 Contracts.......................................    16
              2.11 Powers of Attorney..............................    18
              2.12 Insurance.......................................    18
              2.13 Litigation......................................    18
              2.14 Product Warranty................................    18
              2.15 Employees.......................................    18
              2.16 Employee Benefits...............................    19
              2.17 Environmental Matters...........................    20
              2.18 Legal Compliance................................    22
              2.19 Permits.........................................    22
              2.20 Certain Business Relationships With Affiliates..    22
              2.21 Brokers' Fees...................................    23
              2.22 Customers and Suppliers.........................    23
              2.23 Government Contracts............................    23
              2.24 Disclosure......................................    23

         ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER     24

              3.1  Organization....................................    24
              3.2  Authorization of Transaction....................    24
              3.3  Noncontravention................................    24
              3.4  Brokers' Fees...................................    24

         ARTICLE IV - PRE-CLOSING COVENANTS........................    25

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

              4.1  Notices and Consents............................    25
              4.2  Operation of Business...........................    26
              4.3  Full Access.....................................    27
              4.4  Exclusivity.....................................    27
              4.5  Bulk Transfers Law..............................    27

         ARTICLE V - CONDITIONS TO CLOSING.........................    27

              5.1  Conditions to Obligations of the Buyer..........    27
              5.2  Conditions to Obligations of the Seller.........    29

         ARTICLE VI - POST-CLOSING COVENANTS.......................    30

              6.1  Proprietary Information.........................    30
              6.2  No Solicitation.................................    30
              6.3  Non-Competition; Referral of Customers..........    30
              6.4  Sharing of Data.................................    31
              6.5  Use of Name.....................................    32
              6.6  Cooperation in Litigation.......................    32
              6.7  Accounts Receivable of the Seller...............    32
              6.8  Business Employees..............................    33

         ARTICLE VII - INDEMNIFICATION.............................    34

              7.1  Indemnification.................................    34
              7.2  Claims for Indemnification......................    34
              7.3  Defense by the Indemnifying Party...............    35
              7.4  Payment of Indemnification Obligation...........    36
              7.5  Survival and Limitation of Liability............    36
              7.6  Subsidiaries....................................    36

         ARTICLE VIII - TERMINATION................................    37

              8.1  Termination of Agreement........................    37
              8.2  Effect of Termination...........................    37

         ARTICLE IX - DEFINITIONS..................................    37

         ARTICLE X - DISPUTE RESOLUTION............................    39

              10.1 General.........................................    39
              10.2 Arbitration.....................................    39

         ARTICLE XI - MISCELLANEOUS................................    40

              11.1  Press Releases and Announcements...............    40
              11.2  No Third Party Beneficiaries...................    40
              11.3  Entire Agreement...............................    40
              11.4  Succession and Assignment......................    41
              11.5  Counterparts...................................    41

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              11.6  Headings.......................................    41
              11.7  Notices........................................    41
              11.8  Governing Law..................................    42
              11.9  Best Knowledge.................................    42
              11.10 Amendments and Waivers.........................    42
              11.11 Severability...................................    42
              11.12 Expenses.......................................    42
              11.13 Specific Performance...........................    43
              11.14 Construction...................................    43
              11.15 Incorporation of Exhibits and Schedules........    43


          Exhibit A - Form of Escrow Agreement

          Exhibit A-1 - Form of Second Escrow Agreement

          Exhibit B - Form of Bill of Sale

          Exhibit C - Form of Instrument of Assumption of Liabilities

          Exhibit D - Form of Opinion of Counsel to the Seller

          Exhibit E - Form of Transitional Services Agreement

          Exhibit F - Form of Opinion of Counsel to the Buyer

          Schedules

          Disclosure Schedule

                            ASSET PURCHASE AGREEMENT


     This Agreement is entered into as of March 6, 1996 by and between Augat Inc., a Massachusetts corporation (the "Buyer"), Porta Systems Corp., a Delaware corporation ("Porta"), and the subsidiaries of Porta set forth on Schedule 1 attached hereto (collectively, the "Subsidiaries"). All references in this Agreement to the "Seller" shall be deemed to include Porta and each and every one of the Subsidiaries. The Buyer and the Seller are referred to collectively herein as the "Parties."

                              Preliminary Statement

     The Buyer desires to purchase, and the Seller desires to sell, the business and assets comprising the Seller's fiber optics business (including, without limitation, fiber management systems and fiber optic components) (the "Business"), for the consideration set forth in this Agreement and the assumption by the Buyer of certain of the Seller's liabilities relating to the Business set forth in this Agreement, all subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                  THE PURCHASE

     1.1 Purchase and Sale of Assets.

     (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer, at the Closing (as defined in Section 1.4(a)), for the consideration specified below in this Article I, all right, title and interest in and to the following (collectively, the "Acquired Assets"):

          (i) the Seller's fixed assets relating to the Business, including machinery, equipment, tools and tooling, furniture, fixtures, leasehold improvements and motor vehicles and all rights of the Seller to the possession or use of any equipment or assets owned by any Governmental Entity (as defined below) and any warranties relating to the foregoing, all of which is set forth on Schedule 1.1(a)(i) attached hereto and other fixed assets relating solely to the Business which are acquired by the Seller in the Ordinary Course of Business, as hereinafter defined, prior to the Closing Date (collectively "Fixed Assets").

          (ii) the Business's inventories of raw materials, work in process, finished goods, supplies, packaging materials, spare parts and similar items (collectively "Inventory") used solely in connection with the Business as of November 29, 1995 and set forth on Schedule 1.1(a)(ii) attached hereto to the extent that they have not been sold prior to the Closing Date and all such Inventory acquired by the Business after November 29, 1995 to and including the Closing Date;

          (iii) all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations listed in Schedule 1.1(a)(iii), (B) trademarks, service marks, trade drafts, logos, tradenames and corporate names and registrations and applications for registration thereof listed in Schedule 1.1(a)(iii), (C) copyrights and registrations and applications for registration thereof listed in Schedule 1.1(a)(iii), (D) mask works and registrations and applications for registration thereof listed in Schedule 1.1(a)(iii), (E) computer software, data and documentation listed in Schedule 1.1(a)(iii),
     (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, and confidential financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information relating solely to the Business, (G) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof (the items referred to in this Section 1.1(a)(iii) being collectively referred to as the "Intellectual Property"); provided, however, notwithstanding anything contained in this Agreement and except as set forth in Section 6.5, the Buyer shall not be permitted to use and shall not possess any proprietary rights in the names "Porta" or "Criterion" or any combination thereof or words phonetically similar to such names; and provided, further, that (a) the Seller shall have the right, without payment of any royalty or other fee, to use any item of Intellectual Property in the conduct or administration of its businesses other than the Business in the same manner as such items were used in such other businesses or for administrative purposes prior to the Closing Date, and (b) the Buyer shall have the right, without payment of any royalty or other fee, to use any item of intellectual property retained by the Seller to the extent necessary for the conduct of the Business as presently conducted by the Seller;

          (iv) the contracts, agreements and instruments set forth on Schedule 1.1(a)(iv) attached hereto (collectively, the "Assigned Contracts"), except accounts and notes receivable;

          (v) all claims, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment relating to the Acquired Assets described in subparagraph (i) through (iv);

          (vi) all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights ("Permits") issued by or obtained from any foreign, federal, state or local governmental, regulatory or administrative authority or agency, court or arbitrational tribunal (a "Governmental Entity") relating to the Business as set forth on
     Schedule 1.1(a)(vi) attached hereto;

          (vii) all manufacturing and procedural manuals, advertising and promotional materials, studies, reports and other printed or written materials relating to the Business as well as copies of all books, records, accounts, ledgers, files, documents, correspondence, lists, architectural drawings or specifications, employment records relating to the Business; and

          (viii) all goodwill of the Business.

     (b) Notwithstanding the provisions of Section 1.1(a) (unless otherwise listed on Schedules 1.1(a)(i) through (iv) inclusive), the Acquired Assets shall not include any of the following (collectively, the "Excluded Assets"): (i) cash on hand or in transit, whether or not used in the Business, (ii) accounts and notes receivable to the Closing Date, (iii) the assets associated or used, wholly or partially, with the Seller's Operating Support Systems, Signal Processing or Copper Connection businesses or associated or used in any of the Seller's business activities other than the Business, including, administrative activities, (iv) books of original entry, (v) Seller's corporate franchises,
(vi) assets listed on Schedule 1.1(b) attached hereto; and (vii) the names "Porta," "Criterion" or any name or combination of names using either or both of "Porta" and "Criterion" or words phonetically similar to such names.

     1.2 Assumption of Liabilities.

     (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall assume and become responsible for, from and after the Closing, all of the following liabilities of the Seller (collectively, the "Assumed Liabilities");

     (i) the liabilities of the Seller incurred in connection with the Business as of October 27, 1995, as set forth in the Accounts Payable Aging dated November 30, 1995 (the "November 30, 1995 Statement") and attached hereto as
Schedule 1.2(a)(i), which includes accounts payable, unearned progress payments, advances received by the Seller and other current liabilities, to the extent they have not been paid or discharged prior to the Closing;

     (ii) all liabilities of the Seller incurred in connection with the Business after October 27, 1995 and prior to the Closing Date in the ordinary course of business consistent with past custom and practice ("Ordinary Course of Business") and which are of the same type as those set forth on the November 30, 1995 Statement, which include accounts payable, unearned progress payments, advances received by the Seller and other current liabilities, to the extent that they have not been paid or discharged prior to the Closing; provided that this clause (ii) shall not encompass any such liabilities which relate to any breach of contract, breach of warranty (but excluding warranty costs assumed by the Buyer pursuant to Section 1.2(a)(v)), tort, infringement or violation of law or which arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand;

     (iii) all obligations of the Seller relating to periods after the Closing under the Assigned Contracts, together with obligations of the Seller under the Assigned Contracts that were not by the terms of such Assigned Contracts required to be performed until after the Closing;

     (iv) severance obligations set forth on Schedule 1.2(a)(iv) (which have been determined in accordance with the Seller's existing severance policy set forth in Section 2.16(d) of the Disclosure Schedule), with respect to the "Business Employees" of the Seller as provided in Section 6.8 of this Agreement, and certain other obligations specified in Section 6.8. As used herein, the term "Business Employees" shall mean all employees who are employed by the Seller in connection with the Business and listed on Schedule 1.2(a)(iv) as well as all employees who, on and subsequent to the date of this Agreement and prior to the Closing Date, are employed by the Seller in connection with the Business, who shall be listed on a supplement to Schedule 1.2(a)(iv) to be delivered to the Buyer on the second day prior to the scheduled Closing Date; and

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     (v) during the period ending 180 days after the Closing Date, up to a maximum of $100,000 in actual out-of-pocket cost to the Buyer, obligations of the Seller to its customers for the repair, replacement or return of Business products shipped prior to the Closing Date. If a claim for repair and replacement shall be made during such 180-day period, so long as the Buyer's maximum $100,000 obligation hereunder shall not have been reached, the Buyer shall continue to be obligated to make repairs and replacements of such products, including subsequent repairs on products repaired or replaced during such period. To the extent that the Seller shall be obligated for the repair and replacement of products sold prior to the Closing Date, the Buyer shall give the Seller prompt notice, shall certify to the Seller that the claim for repair or replacement of the product is bona fide and under warranty, shall assist the Seller in resolving any questions concerning the claims and shall complete the repair or replacement at the Seller's expense but at the Buyer's actual cost.

     (b) The Buyer shall not assume or become responsible for, and the Seller shall remain liable for, any and all liabilities or obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether claims with respect thereto are asserted before or after the Closing) of the Seller which are not Assumed Liabilities (collectively, the "Retained Liabilities"). The Retained Liabilities shall include, without limitation, the following:

          (i) all liabilities of the Seller for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement;

          (ii) all liabilities or obligations of the Seller under this Agreement or any agreement or instrument attached as an exhibit hereto or contemplated to be entered into hereby, all as listed on Schedule 1.2(b)(ii) (collectively, the "Ancillary Agreements");

          (iii) all liabilities of the Seller for any Taxes relating to periods preceding the Closing Date;

          (iv) all liabilities and obligations of the Seller under any contracts, agreements or instruments which are not Assigned Contracts unless assumed pursuant to Section 1.2(a)(i) or (ii);

          (v) all obligations of the Seller incurred or arising prior to the Closing under the Assigned Contracts and required to be satisfied prior to the Closing, and all liabilities for any breach or default by the Seller prior to the Closing under any Assigned Contract, which obligations shall remain with the Seller even if their existence does not become known until after the Closing;

          (vi) all obligations of the Seller for repair, replacement or return of products shipped prior to the Closing, except as set forth in Section 1.2(a)(v);

          (vii) all liabilities of the Seller for any product liability claim relating to products shipped prior to the Closing (other than certain product warranty claims under Section 1.2)(a)(v));

          (viii) all liabilities and obligations of the Seller arising out of events, conduct or conditions existing or occurring prior to the Closing Date that constitute a violation of or noncompliance with any law, rule or regulation, any judgment, decree or order of any Governmental Entity or any Permit;

          (ix) all liabilities resulting from (A) any releases of any Materials of Environmental Concern (as defined in Section 2.17(b)) into the environment in connection with the operation of the Business by the Seller or any predecessor business or company prior to the Closing Date; (B) the existence of any Materials of Environmental Concern at any site on which the business or operations of the Business or any predecessor business or company was conducted prior to the Closing Date; (C) any release of any Materials of Environmental Concern at any location if such release, under any Environmental Law, results in liability on the part of the Seller or any predecessor business or company; or (D) any violation of any Environmental Law by the Seller or any predecessor business or company which occurred prior to the Closing Date;

          (x) all liabilities of the Seller for injury to or death of persons or damage to or destruction of property occurring prior to the Closing (including, without limitation, any workers compensation claim);

          (xi) except as otherwise provided in any of the Assigned Contracts, Sections 1.2(a)(iv) and 6.8, all liabilities and obligations of the Seller for all compensation and benefits accrued by employees of the Seller employed in the Business prior to the Closing, including without limitation, accrued vacation time and sick leave, premiums or benefits under any Employee Benefit Plan (as defined in Section 2.16(a)) and severance pay. Without limiting the foregoing, the Buyer shall not assume any liabilities of the Seller for medical, dental and disability (both long-term and short-term) benefits (other than sick pay, to the extent set forth in Section 6.8), whether insured or self-insured, owed to employees or former employees of the Seller based upon (A) exposure to conditions in existence prior to the Closing or (B) disabilities existing prior to the Closing (including any such disabilities which may have been aggravated following the Closing); and

          (xii) all liability of the Seller arising out of any claim, suit, action, arbitration, proceeding, investigation or other similar matter which commenced or relates to the ownership of the Acquired Assets or the operation of the Business on or prior to the Closing.

     (c) The Buyer hereby agrees that all obligations and liabilities assumed pursuant to Section 1.2(a) shall be paid promptly by the Buyer in accordance with their respective terms in the Ordinary Course of Business.

     1.3 Purchase Price.

     (a) Subject to adjustment pursuant to Section 1.6, the purchase price to be paid by the Buyer for the Acquired Assets shall be $7,893,000, payable, at the Seller's option, by wire transfer or other delivery of immediately available funds which shall be disbursed as set forth in Section 1.3(b). Such amount, as it may be adjusted pursuant to Section 1.6, is referred to as the "Purchase Price."

     (b) At the Closing, the Buyer shall pay (i) to the Seller the sum of $6,793,000 of the Purchase Price, (ii) to State Street Bank & Trust Company, as escrow agent (the "Escrow Agent"), the sum of $1,000,000 of the Purchase Price, which, together with interest thereon, is referred to as the "Escrow Fund" and
(iii) to the Escrow Agent the sum of $100,000, which, together with interest thereon, is referred to as the "Second Escrow Fund." The Escrow Fund shall be maintained by the Escrow Agent in an interest-bearing escrow account and held in escrow pursuant to the terms of an escrow agreement substantially in the form attached hereto as Exhibit A. The Escrow Fund shall be disbursed as follows:
Payment shall be made to the Buyer to the extent of any final determination of either (A) an adjustment to the Purchase Price determined in accordance with
Section 1.6 of this Agreement or (B) any obligation of the Seller to the Buyer pursuant to Article VII of this Agreement. Six months from the Closing Date, the Escrow Agent shall pay to the Seller an amount equal to $500,000 minus all amounts payable by the Escrow Agent to the Buyer as a result of a final determination pursuant to Section 1.6 or any bona fide unresolved claims pursuant to Article VII of this Agreement. Twelve months from the Closing Date, the Escrow Agent shall pay to the Seller the entire remaining Escrow Fund less the amount of any bona fide unresolved claims. In the event that all of the Escrow Fund is not paid to the Seller twelve months from the Closing Date as a result of a bona fide unresolved claim, the Escrow Agent shall, within five (5) days after a final determination of all bona fide unresolved claims made by the Buyer pursuant to Article VII, pay to the Seller the balance of the Escrow Fund after satisfying any obligations to the Buyer as a result of a final determination of such bona fide unresolved claims.

     (c) The Second Escrow Fund shall be maintained by the Escrow Agent in an interest-bearing account and held in escrow pursuant to the terms of an escrow agreement substantially in the form of Exhibit A-1 to this Agreement. The Second Escrow Fund shall be disbursed as set forth in this Section 1.3(c). Attached to this Agreement as Schedule 1.3(c) is a list of fixed assets (the "Grant Assets") which are in the possession of Aster (Ireland) Ltd., a Bermuda corporation ("Aster Ireland"), and which are subject to a 1989 grant from the Industrial Development Agency of Ireland (the "IDA"). Pursuant to an agreement between Aster Ireland and the IDA, Aster Ireland is prohibited from transferring title to the Grant Assets to the Buyer without the written approval of the IDA. Although the Grant Assets are a part of the Acquired Assets, title to the Grant Assets will not be transferred to Buyer at Closing. In the event that the Seller shall not have received approval of the IDA and transferred the Grant Assets to the Buyer not later than six months after the Closing Date, then, in such event, the Second Escrow Fund shall be paid over to the Buyer and the Seller shall continue to own the Grant Assets and such assets will not be a part of the Acquired Assets. In the event that title to the Grant Assets is transferred to Buyer prior to the expiration of such six month period, the Second Escrow Fund shall be immediately paid to the Seller. On the Closing Date, the Buyer may, at its option, have a representative present at the premises of Aster Ireland to confirm the presence of the Grant Assets on the Closing Date.

     1.4 The Closing.

     (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, commencing at 9:00 a.m. on March 15, 1996, or on such later date as the parties shall mutually agree (the "Closing Date").

     (b) At the Closing:

          (i) the Seller shall deliver to the Buyer the certificates, instruments and documents referred to in Section 5.1;

          (ii) the Buyer shall deliver to the Seller the certificates, instruments and documents referred to in Section 5.2;

          (iii) the Seller shall execute and deliver to the Buyer a bill of sale substantially in the form attached hereto as Exhibit B and execute and deliver or obtain, as appropriate, such other instruments of conveyance (e.g., trademark assignments, patent assignments, copyright and other intellectual property licenses) as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Acquired Assets;

          (iv) the Buyer shall execute and deliver to the Seller an instrument of assumption of liabilities substantially in the form attached hereto as Exhibit C and such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

          (v) the Buyer shall pay to the Seller the Purchase Price by payments to the Seller and the Escrow Agent as specified in Section 1.3;

          (vi) subject to the provisions of Section 2.7(b), the tangible assets being purchased by the Buyer shall be purchased on a "where is" basis, and, on the Closing Date, the Buyer shall have the right to possession and control of such assets; and

          (vii) the Buyer and the Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

     1.5 Allocation of Purchase Price. The Buyer and the Seller agree to allocate the Purchase Price among the Acquired Assets and the noncompetition agreement set forth in Section 6.3 hereof for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 1.5. The parties acknowledge that such allocation has been made in the manner required by 1060 of the Code (as defined in Section 2.7).

     1.6 Post-Closing Adjustments. The Purchase Price set forth in Section 1.3 shall be subject to adjustment after the Closing Date as follows:

          (a) Within 120 days after the Closing Date, the Buyer shall prepare and deliver to the Seller a statement (the "Initial Closing Statement") setting forth (i) the Inventory and Accounts Payable transferred to or assumed by the Buyer at the Closing,

     (ii) Fixed Assets which were included on Schedule 1.1(a)(i) but were not delivered to the Buyer at the Closing and (iii) Fixed Assets which were not listed on Schedule 1.1(a)(i) but were delivered to the Seller at the Closing. The Initial Closing Statement shall set forth the aggregate value of the Inventory attaching supporting documentation, and the value of each Fixed Asset listed therein. Such assets shall be valued as follows:

          (i) Inventory shall be valued as set forth on Schedule 1.1(a)(ii) of this Agreement, with any Inventory not included on such schedule being valued at the Seller's book value, without any reduction for reserves, with the book value of any work in process being the value set forth on the Seller's general ledger in the Ordinary Course of Business, as of the close of business on the business day immediately preceding the Closing Date, the method of determining the value of such work in process to be determined in the same manner as the value of work in process set forth in Schedule 1.1(a)(ii) of this Agreement, which was $193,000.

          (ii) Fixed Assets shall be valued at the Seller's net book value or, to the extent Seller's net book value is not specifically set forth on
     Schedule 1.1(a)(i) as of the date of this Agreement, the Parties shall use their best efforts to agree upon the fair market value of each such Fixed Asset, which fair market value will be determined after a deduction for ordinary wear and tear.

          (b) The Seller shall deliver to the Buyer within 30 days after receiving the Initial Closing Statement a detailed statement describing its objections (if any) thereto. Failure of the Seller to so object to the Initial Closing Statement shall constitute acceptance thereof, whereupon the Initial Closing Statement shall be deemed to be the Closing Statement. The Buyer and the Seller shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 15 days after the Buyer has received the statement of objections, the Buyer and the Seller shall select a "Big Six" accounting firm which is not engaged by either party (the "Neutral Accountants") mutually acceptable to them to resolve any remaining objections. If the Buyer and the Seller are unable to agree on the choice of the Neutral Accountants, the selection of such Big Six accounting firm shall be made in accordance with the rules then obtaining of the American Arbitration Association in Boston, Massachusetts. The Neutral Accountants promptly shall determine the computation of the Net Asset Difference (as hereinafter defined) in the manner set forth in this
     Section 1.6. The determination of Net Asset Difference by the Neutral Accountants shall be conclusive and binding upon the Buyer and the Seller; provided, however, that the Neutral Accountants shall have no power or authority to modify or amend the provisions of this Agreement. The provisions of Articles VII and X shall not apply to this Section 1.6.

          (c) The Buyer and the Seller shall share equally the fees and expenses of the Neutral Accountants in connection with the resolution of any dispute pursuant to Section 1.6(b) of this Agreement.

          (d) The "Net Asset Difference" shall mean the value of the Inventory transferred to the Buyer on the Closing Date, minus (i) the Accounts Payable assumed by the Buyer on the Closing Date, minus (ii) the value of any Fixed Assets listed on Schedule 1.1(a)(i) which were not delivered to the Buyer, plus (iii) the value of any Fixed Assets which are not listed on
     Schedule 1.1(a)(i) but were delivered to the Buyer, all valued in the manner set forth in Section 1.6(a). If the Net Asset Difference is either greater or less than $2,116,000 by more than $100,000, then, if there is an excess, the Buyer shall pay the Seller the amount of the excess, or, if there is a deficiency, the Escrow Agent shall pay to the Buyer from the Escrow Fund the amount of such deficiency. Payments pursuant to this
     Section 1.6(d) shall bear interest from the Closing Date at the rate of interest announced by Citibank N.A. on the Closing Date as its prime rate. The Seller's obligation to the Buyer, and the Buyer's obligation to the Seller, pursuant to this Section 1.6(d) shall not exceed $1,000,000. Any payment pursuant to this Section 1.6(d) shall be made by wire transfer or other transfer of immediately available funds, as the payee may request. For example, if the Net Asset Difference is $3,000,000, then the Buyer shall pay the Seller $784,000 ($3,000,000 - $100,000 - $2,116,000 =
     $784,000). If the Net Asset Difference is $1,600,000, then the Escrow Agent shall pay to the Buyer $416,000 ($2,116,000 - $100,000 - $1,600,000 =
     $416,000).

          (e) If the Purchase Price is adjusted pursuant to this Section 1.6, the allocation of the Purchase Price among the Acquired Assets as set forth in Schedule 1.5 attached hereto shall be modified to reflect increases or decreases in the various asset categories which give rise to such adjustments.

     1.7 Further Assurances. At any time and from time to time after the Closing, at the request of either Party, the other Party shall, without further consideration, execute and deliver such other instruments of sale, transfer, conveyance, assignment and assumption, and take such action as the requesting Party may reasonably request, in order to effectuate the terms of this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). For the purposes of this
Article II, all representations and warranties of the Seller shall be deemed to have been made by Porta and, to the extent applicable, each and every Subsidiary, jointly and severally.

     2.1 Organization, Qualification and Corporate Power. The Seller is a corporation duly organized, validly existing and in corporate standing under the laws of the state of its incorporation. The Seller is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction where the failure to so qualify or be in good standing would have a material adverse effect on the Business. The Seller has all requisite corporate power and authority to carry on the Business and to own and use the properties owned and used by it in the Business.

     2.2 Authority. The Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements and the performance by the Seller of this Agreement and the Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     2.3 Noncontravention. Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Seller, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the certificate of incorporation or by-laws of the Seller, (b) except as set forth in Section 2.3 of the Disclosure Schedule, require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Seller is a party or by which the Seller is bound or to which any of its assets is subject relating to the Business, (d) result in the imposition of any Security Interest upon any of the Acquired Assets except those imposed upon or resulting from the Buyer's actions, conduct or agreements or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, judgment, order, decree, stipulation, injunction or other lien (whether arising by contract or by operation of law).

     2.4 Subsidiaries. The Subsidiaries are the only corporations, partnerships, joint ventures or other entities owned by Porta that are engaged in the Business and that own any of the Acquired Assets.

     2.5 Actions. Since December 1, 1995, the Seller has not taken any of the actions set forth in paragraphs (a) through (g) of Section 4.2.

     2.6 Tax Matters. The Seller has filed all federal, state and local tax returns which are required to be filed and has paid all taxes, interest, penalties, assessments and deficiencies which have become due or which had been claimed to be due and which relate to the Acquired Assets or the Business. There are no liens for taxes on the Acquired Assets. As used herein, "Taxes" means all income, franchise, real estate, sales, use and withholding taxes and other employee benefits, taxes or imposts relating to the Acquired Assets or the Business. None of the Acquired Assets is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provisions of former Section 168(f)(8) of the Internal Revenue Code of 1986, as amended (the "Code"). None of the Acquired Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the Acquired Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. The Seller is not a person other than a United States person within the meaning of the Code. The transactions contemplated herein are not subject to tax withholding under Section 3406 of the Code, under subchapter A of chapter 3 of the Code, or under any other provision of law.

     2.7 Ownership and Condition of Assets.

     (a) The Seller is the true and lawful owner of, and has good title to, all of the Acquired Assets, free and clear of all Security Interests, except as set forth in Section 2.7(a) of the

Disclosure Schedule. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.4(b)(iii), the Buyer will become the true and lawful owner of, and will receive good title to, the Acquired Assets, free and clear of all Security Interests other than those set forth in Section 2.7(a) of the Disclosure Schedule.

     (b) The Acquired Assets are suitable for the purpose for which they are intended for the conduct of the Business as presently conducted. The tangible Acquired Assets are generally, in the aggregate, free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used.

     (c) To the best of Seller's knowledge, the Acquired Assets represent all of the assets of such kind of the Seller and its Affiliates that are used solely in the Business.

     2.8 Intellectual Property.

     (a) Except as set forth in Schedule 2.8(a) of the Disclosure Schedule, (i) the Seller owns or has the right to use all Intellectual Property necessary for the operation of the Business as presently conducted, and, to the Seller's best knowledge, the Intellectual Property constitutes substantially all intellectual property used in the Business and (ii) upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.4(b)(iii), the Intellectual Property will be owned or available for use by the Buyer. To the best knowledge of the Seller, (i) no other person or entity has any rights to any of the Intellectual Property used in the Business (except pursuant to agreements or licenses specified in Section 2.8(c) or 2.8(d) of the Disclosure Schedule) and (ii) no other person or entity is infringing, violating or misappropriating any of the Intellectual Property owned by the Seller and used in the Business.

     (b) To the best knowledge of the Seller, except as set forth on Schedule 2.8(a) of the Disclosure Schedule, the business, operations and activities of the Business as presently conducted have not infringed or violated, or constituted a misappropriation of, and do not now infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any other person or entity; and the Seller has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

     (c) Section 2.8(c) of the Disclosure Schedule and Schedule 1.1(a)(iii) together identify (i) each patent or patent registration which is being transferred by the Seller to the Buyer pursuant to this Agreement, (ii) each pending patent application or application for registration which the Seller has made with respect to any Intellectual Property, and (iii) each license or other agreement pursuant to which the Seller has granted any rights to any third party with respect to any such Intellectual Property. To the best of its knowledge, the Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. Except as set forth in Section 2.8(c) of the Disclosure Schedule, with respect to each such item of Intellectual Property that the Seller owns, the Seller has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

     (d) Section 2.8(d) of the Disclosure Schedule identifies each item of Intellectual Property used exclusively in connection with the operation of the Business that is owned by a party other than the Seller, and the absence of which would have a material adverse effect on the continued operation of the Business as presently conducted. The Seller has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Seller uses such Intellectual Property, all of which are listed on Section 2.8(d) of the Disclosure Schedule. Except as set forth in Section 2.8(d) of the Disclosure Schedule, with respect to each such item of Intellectual Property:

          (i) the license, sublicense or other agreement, covering such item is legal, valid, binding, enforceable and in full force and effect;

          (ii) such license, sublicense or other agreement, the absence of which would have a material adverse effect on the Business, is assignable by the Seller to the Buyer without the consent or approval of any party, and such license, sublicense or other agreement will continue to be in full force and effect without acceleration immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (iii) with regard to such license, sublicense or other agreement, the Seller is not in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (iv) to the Seller's best knowledge, the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

          (v) the Seller has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item.

     2.9 Real Property; Leases. Section 2.9 of the Disclosure Schedule lists the Assigned Contracts that are real property leases or subleases. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.9 of the Disclosure Schedule. With respect to each lease and sublease listed in, and except as set forth in,
Section 2.9 of the Disclosure Schedule:

          (a) to the best of its knowledge, the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (b) the lease or sublease is assignable by the Seller to the Buyer without the consent or approval of any party;

          (c) with regard to the lease or sublease, the Seller is not in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

          (d) there are no material disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (e) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

          (f) all facilities leased or subleased thereunder are supplied with utilities.

     2.10 Contracts.

     (a) Section 2.10 of the Disclosure Schedule lists the following written arrangements and agreements of the Seller which relate to the Acquired Assets or the Business:

          (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $25,000 per annum;

          (ii) any written arrangement (or group of related written arrangements), in each case involving more than $25,000, for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year or (B) in which the Seller has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (iii) any written arrangement establishing a partnership or joint venture;

          (iv) any written arrangement (or group of related written arrangements) under which the Seller has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of the Acquired Assets, tangible or intangible;

          (v) any written arrangement concerning confidentiality or noncompetition; and

          (vi) any other written arrangement (or group thereof) not entered into in the Ordinary Course of Business under which the consequences of a default or termination would have a material adverse effect on the Business taken as a whole.

     (b) To the best of its knowledge, the Seller has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.10 of the Disclosure Schedule. With respect to each written arrangement so listed, to the best of its knowledge: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) the written arrangement is assignable by the Seller to the Buyer (or the Seller may enter into a subcontracting arrangement with the Buyer with regard to such written arrangement) without the consent or approval of any party (except as set forth in Section 2.10 of the Disclosure Schedule); and (iii) the Seller is not in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination or acceleration under the written arrangement. To the best of its knowledge, the Seller is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in
Section 2.10 of the Disclosure Schedule under the terms of this Section 2.10.

     2.11 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Seller relating to the Acquired Assets or the Business.

     2.12 Insurance. Section 2.12 of the Disclosure Schedule sets forth a true, correct and complete list of all insurance policies insuring the Acquired Assets or the Business, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies relating to the Acquired Assets or the Business since January 1, 1995. True, correct and complete copies of all of the Insurance Policies have been previously delivered by the Seller to the Buyer. Except as set forth on Section
2.12 of the Disclosure Schedule, no cancellation, amendment or increase of deductibles, percentages or premiums is threatened with respect to the Insurance Policies that would have a material adverse effect on the Business or the Acquired Assets.

     2.13 Litigation. Section 2.13 of the Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or before any Governmental Entity or before any arbitrator, in each case, relating to or affecting the Acquired Assets or the Business which is currently pending or, to the best of Seller's knowledge, threatened (all of the foregoing in this clause (b) being collectively referred to as "Litigation"). Other than as set forth in Section
2.13 of the Disclosure Schedule, there is no such Litigation. None of the complaints, actions, suits, proceedings, hearings and investigations set forth in Section 2.13 of the Disclosure Schedule are likely to result in the imposition of any material liability on the Buyer or have a material adverse effect on the Business or the Acquired Assets.

     2.14 Product Warranty. No product manufactured, sold, leased or delivered by the Seller in connection with the Business is subject to any guaranty, warranty, right of return or other indemnity beyond the standard terms and conditions of sale or lease, which are set forth in Section 2.14 of the Disclosure Schedule or in one or more of the Assigned Contracts. Section 2.14 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Seller in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions in connection with the Business during 1995.

     2.15 Employees. Schedule 1.2(a)(iv) contains a list of all Business Employees, along with the position and the annual rate of compensation of each such person, the severance payment required under this Agreement and the timing of the payments (determined in accordance with the Seller's severance policy set forth in Section 2.16(d) of the Disclosure Schedule), and sick and vacation pay due such employee. Except as set forth in Schedule 2.15 of the Disclosure Schedule, each Business Employee has entered into a confidentiality and assignment of inventions agreement with the Seller, a copy of which has previously been delivered to the Buyer and which is assignable by the Seller to the Buyer. Except as set forth in Section 2.15 of the Disclosure Schedule, the Seller is not a party to or bound by any collective bargaining agreement relating to the Business, nor, since January 1, 1995, has the Seller experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes, in connection with the Business. The Seller has no knowledge of any organizational effort made or threatened since January 1, 1995 by or on behalf of any labor union with respect to the Business Employees.

     2.16 Employee Benefits.

     (a) Section 2.16(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Seller, or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA). For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code, (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which include the Seller. Complete and accurate copies of all Employee Benefit Plans which have been reduced to writing have been provided to the Buyer, and the Seller has provided the Buyer with written summaries of any such plans which have not been reduced to writing. All Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

     (b) Except as set forth in Section 2.16(b) of the Disclosure Schedule, all the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

     (c) Section 2.16(c) of the Disclosure Schedule discloses each agreement or plan, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     (d) Section 2.16(d) of the Disclosure Schedule sets forth the Seller's severance policy.

     (e) The Parties agree that the provisions of this Section 2.16 shall apply only to the United States Subsidiaries.

     2.17 Environmental Matters.

     (a) Except as set forth in Section 2.17(a) of the Disclosure Schedule, the Seller has complied, and is as of the Closing Date in compliance, with all Environmental Laws (as defined below) applicable to the Acquired Assets or the Business, except for violations of Environmental Laws that do not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of the Business. On or about February 27, 1996, all hazardous waste at the Seller's Hopkinton, Massachusetts facility was removed by a hazardous waste transporter to an appropriate off-site facility. There is no pending or, to the best knowledge of the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law applicable to the Acquired Assets or the Business, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that will not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of the Seller and the Business as presently conducted. For purposes of this Agreement, "Environmental Law" means any federal, state, regional, county or local law, statute, rule or regulation relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

     (b) Except as set forth in Section 2.17(b) of the Disclosure Schedule, there have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Seller at which the business or operations of the Business have been or are currently conducted. With respect to any such releases of Materials of Environmental Concern, the Seller has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

     (c) Set forth in Section 2.17(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits (conducted by or on behalf of the Seller, and whether done at the initiative of the Seller or directed by a Governmental Entity) relating to premises currently owned, leased or operated by the Seller at which the business or operations of the Business have been or are currently conducted. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

     (d) Set forth in Section 2.17(d) of the Disclosure Schedule is a list of all of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Seller in connection with the Business since January 1, 1995.

     2.18 Legal Compliance. To the best of Seller's knowledge, the Seller is conducting the business and operations of the Business in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations and orders. Except as set forth on Section 2.18 of the Disclosure Schedule, the Seller has not since January 1, 1995 received any notice or communication alleging a material violation affecting the Business from any foreign, federal, state or local Governmental Entity.

     2.19 Permits. Section 2.19 of the Disclosure Schedule sets forth a list of all Permits (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of leased real property) issued to or held by the Seller relating to the Acquired Assets or the Business. To the Seller's best knowledge, such listed Permits are the only Permits that are required for the Seller to conduct the Business as presently conducted, each such Permit is in full force and effect, and no suspension or cancellation of any such Permit is threatened or pending. Except as set forth in
Section 2.19 of the Disclosure Schedule, each such Permit is assignable by the Seller to the Buyer without the consent or approval of any party.

     2.20 Certain Business Relationships With Affiliates. Except for any Assumed Liabilities and except as set forth on Section 2.20 of the Disclosure Schedule or the other Disclosure Schedules hereto, neither the Seller (with respect to its operations other than the Business) nor any Affiliate of the Seller (a) has any claim or cause of action against the Seller in connection with the Business, except salaries or other compensation, reimbursement of expenses, accrued vacation time and severance obligations with respect to Business Employees as described herein and in the Schedules hereto, or (b) owes any money to the Seller in connection with the Business. Section 2.20 of the Disclosure Schedule describes any transaction or relationships between the Seller (with respect to its operations other than the Business) and its Affiliates, on the one hand, and the Business, on the other hand, which have occurred since January 1, 1995 other than transactions in the Ordinary Course of Business. For purposes of this Agreement, the term "Affiliates" shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934.

     2.21 Brokers' Fees. Except as set forth in Section 2.21 of the Disclosure Schedule, the Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.22 Customers and Suppliers. Section 2.22 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the revenues of the Business during the period from January 1, 1995 through November 30, 1995 and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant material, product, component or service used in the Business.

     2.23 Government Contracts. To the best of Seller's knowledge, except as set forth in Schedule 2.23 to the Disclosure Schedule, the Seller has not received any notice that the Seller has been suspended or debarred or threatened therewith from bidding on contracts or subcontracts with any Governmental Entity in connection with its conduct of the Business; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment of the Seller or the Buyer (excluding suspensions or debarments resulting from the identity, actions or conduct of the Buyer). In connection with its conduct of the Business, to the best of its knowledge, the Seller has not been and is not now being audited or investigated by the United States Government Accounting Office, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency, the contracting or auditing function of any Governmental Entity with which it is contracting, the United States Department of Justice, the Inspector General of any United States Governmental Entity, or any prime contractor with a Governmental Entity; nor, to the best of its knowledge, has any such audit or investigation been threatened. Except as set forth on Section 2.23 of the Disclosure Schedule, the Seller has no agreements, contracts or commitments relating to the Business which require it to obtain or maintain a security clearance with any Governmental Entity.

     2.24 Disclosure. The representations and warranties by the Seller contained in this Article II, including the statements contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Seller pursuant to this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make such statements, taken as a whole, not misleading.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller as follows:

     3.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

     3.2 Authorization of Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by the Buyer and the performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by the Buyer have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

     3.3 Noncontravention. Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the articles of organization or by-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     3.4 Brokers' Fees. Except as set forth in Section 3.4 of the Disclosure Schedule, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

     4.1 Notices and Consents.

     (a) The Seller shall use its reasonable efforts to obtain, at its expense, all such material waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be necessary in connection with the transactions contemplated by this Agreement.

     (b) To the extent that the Seller's rights under any Assigned Contract or any Acquired Asset to be assigned to Buyer hereunder may not be assigned (as a result of either the provisions thereof, applicable law or the inability of the Seller to obtain consent for such assignment in accordance with Section 4.1(a)) without the consent of another party which has not been obtained at the time of the Closing (a "Non-Consented Assigned Asset"), this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Seller, at its expense, shall thereafter continue to use its reasonable efforts to obtain any such required consent(s) as promptly as possible. To the maximum extent permitted by law and the Non-Consented Assigned Asset, after the Closing and until such time, if any, as the requisite consent shall be obtained, the Seller shall act as the Buyer's agent in order to obtain for the Buyer the benefits under such Non-Consented Assigned Asset and shall cooperate, to the maximum extent permitted by law and the Non-Consented Assigned Asset, with the Buyer in any other reasonable arrangement (including, without limitation, a subcontracting arrangement) designed to provide such benefits to Buyer; and the Seller, at the Buyer's discretion, control and expense, shall bring suit in the Seller's name to protect all rights of the Parties under any such Non-Consented Assigned Asset (so long as the Buyer shall advance costs and indemnify the Seller for any liability of the Seller arising from such suit). The Buyer shall assume the Seller's liabilities and obligations with respect to any Non-Consented Assigned Assets only to the extent the Buyer obtains the benefit thereof under this
Section 4.1(b). Nothing in this Section 4.1(b) shall (i) relieve the Seller of its obligation to obtain a consent to the assignment of an Assigned Contract as a condition to Closing as set forth in Section 5.1(a) or (ii) affect the Purchase Price.

     4.2 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Seller shall use reasonable efforts to conduct the operations of the Business in the Ordinary Course of Business in substantial compliance with applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts (i) to preserve intact its current business organization, keep its physical assets in current working condition, ordinary wear and tear excepted, and (ii) keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. In furtherance of the foregoing, with respect to the Business, prior to the Closing, the Seller shall not, without the written consent of the Buyer:

          (a) acquire, sell, lease, encumber or dispose of any assets relating to the Business, other than purchases and sales of assets in the Ordinary Course of Business;

          (b) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases) in connection with the Business, other than in the Ordinary Course of Business;

          (c) hire new Business Employees, enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement relating to the Business Employees of the type described in
     Section 2.16 or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, the Business Employees, generally or individually, or pay any Business Employee any benefit not required by the terms of any existing Employee Benefit Plan in effect on the date hereof;

          (d) mortgage or pledge any of the property or assets of the Business or subject any such assets to any Security Interest (except for the existing Security Interest of Foothill Capital Corporation), other than in the Ordinary Course of Business;

          (e) sell, assign, transfer, license or sublicense any Intellectual Property used in the Business, other than in the Ordinary Course of Business;

          (f) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement relating to the Business in excess of $25,000; or

          (g) make or commit to make any capital expenditure in excess of $25,000 per item, or total capital expenditures in excess of $50,000 in the aggregate, in connection with the Business.

     4.3 Full Access. The Seller shall permit representatives of the Buyer to have full access (upon reasonable notice, at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Business.

     4.4 Exclusivity. During the term of this Agreement, the Seller shall not, and the Seller shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents (for so long as such persons or entities remain in such capacities) not to, directly or indirectly, encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets or other business combination involving the Business. The Seller may enter into negotiations or any agreement unrelated to the Business so long as such negotiations or agreements do not prevent consummation of the transaction contemplated herein, and the Seller may advise other parties of the terms of this Section 4.4.

     4.5 Bulk Transfers Law. The Buyer and the Seller each hereby waive compliance with the provisions of the applicable bulk transfer statutes.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

     5.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, or waiver by the Buyer, of the following conditions:

          (a) subject to the provisions of Section 4.1, the Seller shall have obtained all waivers, permits, consents, approvals or other authorizations from Governmental Entities the absence of which would render the Buyer unable to operate the Business substantially in the manner operated prior to the Closing, and all approvals, consents, authorizations and waivers from other third parties as set forth on Schedule 5.1(a) (collectively, the "Critical Consents") required for the Buyer to consummate the transactions contemplated.

          (b) the representations and warranties of the Seller set forth in
     Article II shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date;

          (c) the Seller shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date;

          (d) no action, suit or proceeding shall be pending before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, or
     (iii) materially adversely affect the right of the Buyer to own, operate or control any of the Acquired Assets or to conduct the Business as currently conducted, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (e) the Seller shall have delivered to the Buyer a certificate (without qualification) as to the compliance with each of the conditions specified in clauses (a), (b) and (c) of this Section 5.1;

          (f) the Buyer shall have received from counsel to the Seller an opinion addressed to the Buyer and dated as of the Closing Date substantially in the form of Exhibit D attached hereto;

          (g) the Seller shall have executed and delivered an agreement for the provision of transitional services (the "Transitional Services Agreement") substantially in the form of Exhibit E attached hereto;

          (h) the Acquired Assets shall be free and clear of all Security Interests and the Seller shall have obtained and delivered to the Buyer the full and complete release and discharge of the Security Interest of Foothill Capital Corporations in form and substance reasonably satisfactory to the Buyer; provided, however, that the Security Interest of the Industrial Development Agency of Ireland need not be discharged as long as $100,000 shall have been placed in the Escrow Fund pursuant to Section 1.3(c) of this Agreement;

          (i) Porta and each Subsidiary shall have executed and delivered to the Buyer a certificate as to incumbency and resolutions of the Board of Directors (and, if required, stockholders) approving this Agreement and the consummation of the transactions contemplated hereby; and

          (j) all actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer.

     5.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, or waiver by the Seller, of the following conditions:

          (a) the representations and warranties of the Buyer set forth in
     Article III shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

          (b) the Buyer shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date, including payment of the Purchase Price in accordance with Section 1.3;

          (c) no action, suit or proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any transaction contemplated by this Agreement or
     (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

          (d) the Buyer shall have delivered to the Seller a certificate (without qualification as to knowledge, materially or otherwise) as to the compliance with each of the conditions specified in clauses (a) and (b) of this Section 5.2;

          (e) the Seller shall have received from counsel to the Buyer an opinion addressed to the Seller and dated as of the Closing Date, substantially in the form of Exhibit F attached hereto;

          (f) the Buyer shall have executed and delivered the Transitional Services Agreement; and

          (g) all actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

     6.1 Proprietary Information. From and after the Closing, the Seller shall hold in confidence, and shall use its best efforts to cause all of its Affiliates (for so long as such persons or entities remain Affiliates) to hold in confidence, all knowledge, information and documents of a confidential nature or not generally known to the public with respect to the Business or the Buyer (including without limitation the financial information, confidential technical information or data relating to the materials, products or components sold, or the services offered, in connection with the Business and names of customers of the Business) and shall not disclose or make use of the same without the written consent of the Buyer, except to the extent that such knowledge, information or documentation (a) shall have become public knowledge other than through a breach of this Agreement by the Seller, (b) is presently used by the Seller in any of its businesses other than the Business, (c) is developed or obtained by the Seller without violation of any confidentiality obligation or without reference to such confidential information, (d) is independently developed by the Seller without reference to such confidential information, or (e) is delivered by the Seller pursuant to legal process, in which event the Seller shall promptly advise the Buyer of such legal process.

     6.2 No Solicitation. For a period of 30 months after the Closing Date, the Seller shall not, and shall use its best efforts to cause its Affiliates (for so long as such persons and entities remain Affiliates) not to, either directly or indirectly as a director, officer or employee or otherwise, solicit or attempt to induce any Restricted Employee (as defined below) to terminate his or her employment with the Buyer. For purposes of this Agreement, a "Restricted Employee" shall mean any person who either (i) was an employee of the Buyer on either the date of this Agreement or the Closing Date or (ii) was a Business Employee on the Closing Date and received an employment offer from the Buyer on or before the Closing Date which offer was accepted by such employee.

     6.3 Non-Competition; Referral of Customers.

     (a) For a period of 30 months after the Closing Date, the Seller shall not, and shall use its best efforts to cause its Affiliates (for so long as such persons and entities remain Affiliates) not to, either directly or indirectly, as a stockholder, investor, partner, director, officer, employee, consultant or otherwise, develop, manufacture, market, sell, perform or offer any material, product, component or service in the fiber optic business as conducted as the Business by the Seller as of the Closing Date.

     (b) The Seller, for itself or on behalf of its employees and other Affiliates (for so long as such persons and entities remain Affiliates), agrees that the duration and geographic scope of the noncompetition provision set forth in this Section 6.3 are reasonable. In the event that any court or arbitrator determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this noncompetition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and every country or geopolitical subdivision of every country outside the United States of America where this provision is intended to be effective.

     (c) The Seller shall, and shall use its best efforts to cause its Affiliates (for so long as such persons and entities remain Affiliates) to, refer all inquiries regarding the Business and its products and services to the Buyer. The Seller shall notify its Affiliates in writing promptly after the Closing that the Business has been sold to the Buyer, and such notice shall inform such Affiliates of the Seller's obligations under this Section 6.3(c). Such notice shall be in form and substance reasonably satisfactory to the Buyer.

     6.4 Sharing of Data.

     (a) The Buyer shall have the right, at its cost and expense, for a period of four years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records of the Seller for the limited purposes of enabling the Buyer to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. During such four year period, the Seller shall not destroy any such books, records or accounts retained by it without first providing the Buyer with the opportunity to obtain or copy such books, records or accounts.

     (b) Promptly upon request by the Buyer made at any time following the Closing Date, to the extent possible the Seller shall grant the Buyer the opportunity to copy any and all files pertaining to the Acquired Assets or the business or operations of the Business held by any federal, state, county or local authorities, agencies or instrumentalities.

     6.5 Use of Name. The Seller hereby authorizes the Buyer to use the names Aster, Aster Ireland and all variations or phonetically similar names, and agrees upon closing to discontinue using any such names and promptly to change the name of any Affiliates of the Seller currently using any of them. In addition, the Seller agrees that the Buyer may use the names "Criterion," "Porta" and variations or phonetically similar names only as follows: During a transition period after the Closing not to exceed six months, the Buyer may use such names to sell existing finished goods, finished goods completed pursuant to the Transitional Services Agreement by the Seller for the Buyer and finished goods contemplated from all work in process and raw materials of the Business as of the Closing Date and to make tooling changes. Thereafter, until two years from the Closing Date, the Buyer may use such names to liquidate such finished goods which already bear such names.

     6.6 Cooperation in Litigation. From and after the Closing Date, each Party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement). The Party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the Party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such Party or its officers, directors, employees and agents, for their time spent in such cooperation.

     6.7 Accounts Receivable of the Seller. With respect to the Seller's receivables shown on Schedule 6.7, and any others generated by the Business in the Ordinary Course of Business from the date shown on Schedule 6.7 through the Closing Date, that have not been paid or discharged on or before the Closing Date (collectively the "Accounts Receivable"), all such Accounts Receivable shall belong to the Seller and, to the extent the Buyer receives any payments on account of such Accounts Receivable, such payments shall be promptly forwarded to the Seller. Any receivables generated by the Business from and after the Closing Date shall belong to the Buyer and, to the extent the Seller receives any payments on account of such accounts receivable, such payments shall be promptly forwarded to the Buyer.

     6.8 Business Employees. The Buyer shall, at its election with respect to each Business Employee, either (i) offer employment to such Business Employee or
(ii) not offer employment to such Business Employee, in which event (and with respect to any Business Employee who declines the Buyer's offer of employment) the Buyer shall (A) pay to the Seller, at the Closing, an amount equal to the aggregate severance payments due to such Business Employees as set forth on
Schedule 1.2(a)(iv) (such severance payments to be paid by the Buyer to the Seller to exclude any related amounts owed or owing by the Seller to any governmental agency or authority by the Seller or its Affiliates with respect to FICA, medicare or otherwise), and (B) pay to such Business Employee an amount equal to his or her proportionate share, as determined by the Seller, of accrued vacation and sick pay for all such Business Employees; provided, however, that the Buyer's obligation shall not exceed in the aggregate the lesser of one-half of any such accrued vacation and sick pay for all such Business Employees or $37,500. The full amount of such severance payments paid by the Buyer to the Seller shall (less required withholding) be paid over by the Seller to the Business Employees as hereafter provided in accordance with Schedule 1.2(a)(iv), except with respect to Mr. Maiolo, whose severance obligations shall be paid out over a 12-month period after the Closing in accordance with Mr. Maiolo's severance arrangement with the Seller. Effective as of the Closing, or upon termination of the Transitional Services Agreement in the case of Business Employees performing services thereunder, the Seller shall terminate the employment of each Business Employee who is not offered employment by the Buyer or who is offered such employment but does not accept and shall make severance payments to said persons. No severance shall be paid or payable by the Buyer pursuant to this Agreement or the Seller's existing severance policy with respect to any Business Employee who accepts employment with the Buyer. If the Buyer offers employment, such employment shall be terminable by the Buyer at will, except as to Business Employees whose contracts are included in the Disclosure Schedule, as to whom the employment offer shall, unless other arrangements are accepted by the Business Employee, be for the unexpired term of the employment agreement, each of which shall be an Assumed Contract. The Buyer shall offer each Business Employee to whom an offer of employment is made, compensation not less than that currently earned and a benefit package substantially equivalent to that presently provided to such employee. The Buyer shall, subject to the terms of any Assumed Contract and the terms of this Agreement, including its obligation to pay severance, have complete discretion to change any of the terms or conditions of employment, compensation or benefits relating to any such employee at any time and shall not be obligated to pay severance benefits to any Business Employees who accept the Buyer's offer of employment. If any Business Employee of the Seller who is hired pursuant to this
Section 6.8 by the Buyer becomes a participant in any employee pension plan, such Business Employee shall be given credit under such plan for vesting purposes only, with respect to the service of such Business Employee with the Seller prior to becoming such a participant (and not with respect to the accrual of benefits). The Seller hereby consents to the hiring of such Business Employees by the Buyer and waives, with respect to the employment by the Buyer of Business Employees, any claims or rights the Seller may have against the Buyer or any such Business Employee under any noncompetition, confidentiality or employment agreement, but only with respect to the Business.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 Indemnification. Each Party (in such capacity, the "Indemnifying Party") shall indemnify the other Party and their respective Affiliates (in such capacity, the "Indemnified Party") in respect of, and hold the Indemnified Party harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including, without limitation, amounts paid in settlement, interest, court costs, reasonable costs of investigators, fees and reasonable expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (collectively, "Damages") incurred or suffered by the Indemnified Party resulting from, relating to or constituting:

          (a) a breach of any representation or warranty contained in this Agreement;

          (b) any failure to perform any covenant or agreement of the Indemnifying Party contained in this Agreement; or

          (c) any Retained Liabilities with respect to the Seller and any Assumed Liabilities with respect to the Buyer.

     7.2 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall promptly notify the Indemnifying Party of the claim and, when known, the facts constituting the basis for such claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim made or legal proceedings commenced by a third party, the notice to the

Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld).

     7.3 Defense by the Indemnifying Party. In connection with any claim for indemnification hereunder resulting from or arising out of any claim made or legal proceeding commenced by a third party, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party given within 20 days after the date of the notice of the claim from the Indemnified Party pursuant to Section 7.2, assume the defense of such claim or legal proceeding with counsel approved by the Indemnified Party, which approval shall not be unreasonably withheld, conditioned or delayed, if (i) the third party seeks monetary damage only and (ii) an adverse resolution of the third party's claim would not have a material adverse effect on the Indemnified Party. The Parties hereby agree that Esanu Katsky Korins & Siger and Hale and Dorr are deemed to be approved counsel hereunder. If the Indemnifying Party so assumes such a defense, the Indemnified Party shall be entitled to participate in (but not control) such defense, with its counsel and at its own expense (except that the Indemnified Party will be responsible for the reasonable fees and expenses of the separate counsel if the Indemnified Party concludes that the counsel the Indemnifying Party has selected has a conflict of interest). In addition, if the Indemnifying Party so assumes such defense, it shall take all steps necessary in the defense or settlement thereof; provided however, that the Indemnifying Party shall not consent to any settlement or to the entry of any judgment with respect to a claim or legal proceeding which does not include a complete release of the Indemnified Party from all liability with respect thereto or which imposes any liability on the Indemnified Party without the written consent of the Indemnified Party. If the Indemnifying Party does not assume the defense of any such claim or legal proceeding, (a) the Indemnified Party may defend against such claim or legal proceeding (with the Indemnifying Party responsible for the reasonable fees and expenses of counsel for the Indemnified Party) in such manner as it may deem appropriate, provided, however, the Indemnified Party shall not be permitted to settle such claim or legal proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed and (b) the Indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. The Indemnifying Party shall not be required to pay the fees and expenses of more than one counsel representing all Indemnified Parties in any jurisdiction.

     7.4 Payment of Indemnification Obligation. All indemnification by the Indemnifying Party hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

     7.5 Survival and Limitation of Liability.

     (a) The representations, warranties, covenants and agreements of the Parties set forth in this Agreement (i) shall survive the Closing and the consummation of the transactions contemplated hereby and continue in full force and effect until two years after the Closing Date and (ii) shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents. If a notice of a claim is given pursuant to Section 7.2 before expiration of the applicable survival period, then (notwithstanding the expiration of such time period) all representations and warranties applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

     (b) Notwithstanding anything contained in this Agreement, the Buyer and the Seller hereby acknowledge and agree that (i) other than a Purchase Price adjustment pursuant to Section 1.6, no claim, action or proceeding shall arise under this Agreement until Damages, in the aggregate, exceed $100,000, after which all indemnification obligations of either party shall be due and payable in full from the first dollar, and (ii) the aggregate maximum liability of each of the Parties pursuant to this Agreement for a Purchase Price adjustment pursuant to Section 1.6 shall be $1,000,000 and for any other actions, claims or proceedings brought in connection with this Agreement shall be $5,000,000 (such amount, the "Damages Limit"), and, accordingly, neither party shall be permitted to seek, obtain or collect any judgment, arbitration award, damages award or other remedy for breach of this Agreement or any of the terms, conditions, representations, warranties, agreements or undertakings set forth herein in excess of the Damages Limit (regardless of whether any claim, action, proceeding or suit with respect to any such breach is styled, without limitation, as a claim for indemnification, expectation damages, loss of profits, breach of representations, warranties or covenants, other contract damages or monetary loss). Notwithstanding the foregoing provisions of this Section 7.5(b), nothing herein shall limit the liability of the Seller with respect to the Retained Liabilities or the Buyer with respect to the Assumed Liabilities.

     7.6 Subsidiaries. For the purposes of this Article VII, any indemnification obligation of the Seller shall be deemed to be a joint and several obligation of Porta and each Subsidiary.

                                  ARTICLE VIII

                                   TERMINATION

     8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller is in breach, and the Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach, of any material representation, warranty, or covenant contained in this Agreement, which breach is not cured within 15 days of the receipt of notice by the breaching Party delivered in accordance with the provisions of Section 11.7 of this Agreement;

          (c) the Buyer may terminate this Agreement by giving written notice to the Seller if the Closing shall not have occurred on or before the March 15, 1996 by reason of the failure of any condition precedent under Section
     5.1 hereof (unless the failure results primarily from prior breach by the Buyer of any representation, warranty or covenant contained in this Agreement); or

          (d) the Seller may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before March 15, 1996 by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from a prior breach by the Seller of any representation, warranty or covenant contained in this Agreement).

     8.2 Effect of Termination. If either Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of either Party for breaches of this Agreement occurring prior to such termination).


                                   ARTICLE IX

                                   DEFINITIONS

     For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

             Defined Term                          Section
             ------------                          -------

             Accounts Receivable                   6.7
             Acquired Assets                       1.1(a)
             Affiliate                             2.20
             Ancillary Agreements                  1.2(b)(ii)
             Assigned Contracts                    1.1(a)(iv)
             Assumed Liabilities                   1.2(a)
             Aster Ireland                         1.3(c)
             Best Knowledge                        11.9
             Business                              Preliminary Statement
             Business Employees                    1.2(a)(iv)
             Buyer                                 Preliminary Statement
             CERCLA                                2.20(a)
             Closing                               1.4(a)
             Closing Statement                     1.6(b)
             Closing Date                          1.4(a)
             Code                                  2.6
             Critical Consents                     5.1(a)
             Damages                               7.1
             Damages Limit                         7.5(b)
             Disclosure Schedule                   Article II
             Employee Benefit Plan                 2.19(a)
             Environmental Law                     2.20(a)
             ERISA                                 2.19(a)
             ERISA Affiliate                       2.19(a)
             Escrow Agent                          1.3(b)
             Escrow Fund                           1.3(b)
             Excluded Assets                       1.1(b)
             Fixed Assets                          1.1(a)(i)
             Governmental Entity                   1.1(a)(vii)
             Grant Assets                          1.3(c)
             IDA                                   1.3(c)
             Initial Closing Statement             1.6(a)
             Intellectual Property                 1.1(a)(iii)
             Inventory                             1.1(a)(ii)
             Materials of Environmental Concern    2.20(b)
             Neutral Accountants                   1.6(b)
             Non-Consented Assigned Asset          4.2(b)
             November 30, 1995 Statement           1.2(a)(i)
             Ordinary Course of Business           1.2(a)(ii)
             Parties                               Introduction
             Permits                               1.1(a)(vi)
             Purchase Price                        1.3
             Restricted Employee                   6.2
             Retained Liabilities                  1.2(b)
             Second Escrow Fund                    1.3(c)
             Security Interest                     2.3
             Seller                                Introduction
             Taxes                                 2.7
             Transitional Services Agreement       5.1(g)

                                    ARTICLE X

                               DISPUTE RESOLUTION

     10.1 General. In the event that any dispute should arise between the Buyer and the Seller with respect to any matter covered by this Agreement, other than the calculation of the adjustment to the Purchase Price (as to which any dispute shall be resolved solely as provided in Section 1.6), the Buyer and the Seller shall resolve such dispute in accordance with the procedures set forth in this
Article 10, subject to the Damage Limit.

     10.2 Arbitration.

     (a) Either the Buyer or the Seller may submit any matter referred to in
Section 10.1 to arbitration by notifying the other Party, in writing, of such dispute. Within 10 days after receipt of such notice, the Buyer and the Seller shall jointly designate in writing one arbitrator to resolve the dispute; provided, that if the Parties cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The arbitrator so designated shall not be an employee, consultant, officer, director, stockholder, counsel or accountant of any Party or any Affiliate of any Party to this Agreement.

     (b) Within 15 days after the designation of the arbitrator, the arbitrator, the Buyer and the Seller shall meet, at which time the Buyer and the Seller shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

     (c) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to Section 10.2(b), to discuss each of the issues identified by the Buyer and the Seller. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence, and the arbitration shall have no power to alter or amend any provisions of this Agreement.

     (d) The arbitrator shall use his or her best efforts to rule on each disputed issue within 30 days after the completion of the hearing described in
Section 10.2(c). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties. All rulings of the arbitrator shall be in writing and shall be delivered to the Parties.

     (e) The attorneys' fees of the Parties in any arbitration shall be borne by them or as determined by the arbitrator, together with the fees of the arbitrator and the costs and expenses of the arbitration.

     (f) Any arbitration pursuant to this Section 10.2 shall be conducted in Boston, Massachusetts. Any arbitration award may be entered in and enforced by any court of competent jurisdiction and shall be final and binding upon the Parties.

     (g) Notwithstanding the foregoing, nothing in this Section 10.2 shall be construed as limiting in any way the right of a Party to seek injunctive relief, with respect to any actual or threatened breach of this Agreement, from a court of competent jurisdiction.


                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Press Releases and Announcements. Neither Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Party and provide it with a copy of the proposed disclosure prior to making such disclosure).

     11.2 No Third Party Beneficiaries. This Agreement (including, without limitation, Section 6.8 hereof) shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations and letters of intent (including the letter of intent dated December 22, 1995) by or between the Parties, written or oral, that may have related in any way to the subject matter hereof; provided, however, that the non-disclosure provisions of the letter of intent, dated December 22, 1995 by and between the Parties, and any other non-disclosure agreements executed by the Parties, shall survive until the Closing, whereupon they shall terminate, except that the Buyer's non-disclosure obligations shall survive the Closing and remain in full force and effect with respect to the businesses of the Seller other than the Business.

     11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided that the Buyer may assign its rights and interests but not its obligations hereunder to an Affiliate of the Buyer.

     11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered upon receipt sent by U.S. registered or certified mail, return receipt requested, postage prepaid, or by a reputable nationwide overnight courier service, with receipt acknowledged in each case to the intended recipient as set forth below:

      If to the Seller:                       Copy to:
      -----------------                       --------

      Porta Systems Corp.                     Esanu Katsky Korins & Siger
      575 Underhill Boulevard                 605 Third Avenue
      Syosset, NY  11793                      New York, NY 10158
      Attention: Vincent F. Santulli          Telecopy: (212) 953-6899
                 Edward Kornfeld              Attention: Warren Esanu, Esq.


      If to the Buyer:                        Copy to:
      ----------------                        --------

      Augat Inc.                              Hale and Dorr
      89 Forbes Boulevard                     60 State Street
      Mansfield, MA  02048                    Boston, MA 02109
      Attention:  Mr. Ronald Hoover           Telecopy: (617)526-5000
                  John E. Lynch, Jr., Esq.    Attention:  Thomas E. Neely, Esq.


Either Party may also give any notice, request, demand, claim, or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

Any notice sent by telecopy shall be followed by a confirmation copy sent by reputable overnight business courier. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to any otherwise applicable conflict of laws principles.

     11.9 Best Knowledge. For the purposes of this Agreement, the term "best of Seller's knowledge" or words of like import shall mean the best knowledge of the executive officers of the Seller and any other person listed on Schedule 11.9 hereto.

     11.10 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing with the prior authorization of their respective Boards of Directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     11.12 Expenses. Except as set forth in Sections 1.6, 6.6, 7.3 and 10.2(e), each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     11.13 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of Sections 6.1, 6.2 and 6.3 are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of such provisions of this Agreement and to enforce specifically such provisions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     11.14 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     11.15 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as an instrument under seal as of the date first above written.

                                       Buyer:

                                       AUGAT INC.


                                       By: /s/ [ILLEGIBLE]
                                          --------------------------------
                                       Title:  Vice President
                                             -----------------------------

                                       Seller:

                                       PORTA SYSTEMS CORP.


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------

                                       Subsidiaries:

                                       ASTER CORPORATION


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------

                                       ASTER IRELAND LTD.


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------

                                       ASTER TECHNOLOGIES LIMITED


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------

                                       CRITERION PLASTICS, INC.


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------

                                       PORTA SYSTEMS S.A. de C.V.


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------

                                       PORTA SYSTEMS LIMITED


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------

Exhibit A



                                ESCROW AGREEMENT


     This Escrow Agreement is entered into as of March _ , 1996, by and among Augat Inc., a Massachusetts corporation (the "Buyer"), Porta Systems Corp., a Delaware corporation (the "Seller") and State Street Bank and Trust Company (the "Escrow Agent").

     WHEREAS, the Buyer and the Seller have entered into an Asset Purchase Agreement dated as of March 6, 1996 (the "Agreement") pursuant to which the Buyer has acquired the Company's fiber optics business.

     WHEREAS, the Agreement provides that an escrow fund will be established to hold a portion of the Purchase Price.

     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow fund will be established and maintained.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined, if any, shall have the meanings given them in the Agreement.

     2. Escrow. Contemporaneously with the execution of this Agreement, the Buyer has delivered to the Escrow Agent, and the Escrow Agent acknowledges receipt of, a wire transfer from the Buyer's account at the State Street Bank and Trust Company, in the amount of $1,000,000. Such sum, together with any interest earned thereon, is referred to herein as the "Escrow Fund." The Escrow Fund shall be invested in accordance with Section 5. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold such Escrow Fund in escrow subject to the terms and conditions of this Agreement.

     3. Administration of Escrow Fund. The Escrow Agent shall administer the Escrow Fund as follows:

     (a) If the Buyer believes that the Buyer has a claim against the Seller as a result of which the Buyer is entitled to a payment from the Escrow Fund, the Buyer shall give notice (the "Claim Notice") to the Escrow Agent and the Seller. The Claim Notice shall set forth the Buyer's claim in reasonable detail including the amount of claimed to be due (the "Claimed Amount").

     (b) Within five days of receipt of the Claim Notice, the Escrow Agent shall transmit to the Seller a copy of the Claim Notice and all supporting documentation provided to the Escrow Agent by the Buyer.

     (c) If, by the close of business on the 20th business day following the date that the Escrow Agent transmits the Claim Notice and supporting documentation to the Seller, the Escrow Agent shall not have received written notice (the "Response Notice") from the Seller that the Seller disputes any or all of the claim, the Escrow Agent shall pay the Claimed Amount to the Buyer. If the Seller dispute a portion, but not all, of the Claimed Amount, the Escrow Agent shall pay to the Buyer the amount not in dispute.

     (d) With respect to any amount in dispute, the Escrow Agent shall not make any disposition until and unless the Escrow Agent shall have received either joint written instructions from the Buyer and the Seller or in accordance with
Section 7(d) hereof.

     (e) On [six months from the date of this Agreement] (the "First Payment Date"), the Escrow Agent shall pay over to the Seller an amount equal to $500,000 minus the sum of (i) all payments theretofore made by the Escrow Agent to the Buyer pursuant to this Agreement and (ii) all Claimed Amounts with respect to which the Escrow Agent received a Claim Notice prior to 5:00 P.M. Boston, Massachusetts time on the business day before the First Payment Date.

     (f) On [twelve months from the date of this Agreement] (the "Second Payment Date"), the Escrow Agent shall pay over to the Seller an amount equal to the amount by which the Escrow Fund exceeds all Claimed Amounts with respect to which the Escrow Agent received a Claim Notice prior to 5:00 P.M. Boston, Massachusetts time on the business day before the Second Payment Date.

     (g) Any funds remaining in the Escrow Fund subsequent to the Second Payment Date shall be retained by the Escrow Agent and not disbursed until the Escrow Agent shall have received either joint written instructions of the Buyer and the Seller or in accordance with Section 7(d) hereof.

     4. Right of Escrow Agent. Upon disbursement of the Escrow Fund in accordance with Section 3 hereof, the Escrow Agent may withhold from any payment due either the Buyer or the Seller an amount equal to such party's share of the Escrow Agent's fees.

     5. Investment of Escrow Fund. Any monies held in the Escrow Fund shall be invested by the Escrow Agent, to the extent permitted by law and as directed by the Seller, in (i) obligations issued or guaranteed by the United States of

America or any agency or instrumentality thereof, (ii) obligations including certificates of deposit and bankers' acceptances) of banks which at the date of their last public reporting had total assets in excess of $500,000,000, (iii) commercial paper rated at least A-1 or P-1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii).

     6. Fees and Expenses. The Buyer and the Seller agree to pay the Escrow Agent compensation for its normal services hereunder as set forth on Schedule A hereto (the "Escrow Fee"). the Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder. The Buyer and the Seller shall each pay one-half of the fees and expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

     7. Limitation of Escrow Agent's Liability.

     (a) The Buyer and the Seller acknowledge and agree that the Escrow Agent
(i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement, (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification, (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (ii) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted be it hereunder in good faith and in accordance with the opinion of such counsel.

     (b) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. The Buyer and the Seller, jointly and severally, covenant and agree to indemnify the Escrow

Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with the Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

     (c) The Buyer and the Seller, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Funds under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. The Buyer and the Seller undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. The Buyer and the Seller, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

     (d) Dispute Resolution. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Fund, or should any claim be made upon the Escrow Fund by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to remain in its possession without liability to anyone, all or any of the Escrow Fund until such dispute shall have been settled either by the mutual agreement of the parties, of by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Fund.

     (e) Consent to Jurisdiction and Service. The Buyer and the Seller hereby absolutely and irrevocably consent and submit to the jurisdiction of the Federal or state courts sitting in Boston, Massachusetts in connection with any actions or proceedings brought against the Buyer and/or the Seller by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the Buyer and the Seller hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to the Buyer and/or the Seller, as the case may be, at their respective addresses in accordance with
Section 9 hereof.

     (f) Force Majeure. Neither the Buyer nor the Seller nor the Escrow Agent shall be responsible for delays or failures in performance resulting from actions beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     8. Termination. This Agreement shall terminate upon the disbursement by the Escrow Agent of all of the Escrow Funds in accordance with this Agreement; provided that the provisions of Section 7 shall survive such termination.

     9. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instrumentation or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

         If to the Buyer:                   Copy to:
         ----------------                   --------
         Augat Inc.                         Hale and Dorr
         89 Forbes Boulevard                60 State Street
         Mansfield, MA 02048                Boston, MA 02109
         Attn: John E. Lynch, Jr., Esq.     Attn.: Thomas E Neely, Esq.

         If to the Seller:
         -----------------
         Porta Systems Corp.                Esanu Katsky Korins & Siger
         575 Underhill Boulevard            605 Third Avenue
         Sagosset., NY 11793                New York, NY 10158
         Attn.: Vincent F. Santulli         Telecopy: 212-953-6899
                Edward Kornfeld             Attn.: Warren Esanu, Esq.

        If to the Escrow Agent:
        -----------------------
        State Street Bank and Trust Co.
        2 International Place
        4th Floor - Corporate Trust
        Boston, Mass. 02110
        Attn.: ____________

Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 9.

     10. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days' prior to the date when such resignation shall take effect. In such event, the Buyer may appoint a successor Escrow Agent without the consent of the Seller so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Seller, which consent shall not be unreasonably withheld. If, following receipt by the Buyer and the Seller of the Escrow Agent's resignation, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Fund then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Fund to such designated successor.

     11. General.

     (a) Governing Law, Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to conflict-of-law principles and shall be binding upon and inure to the benefit of, the parties hereto and their respective successors and assigns.

     (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (c) Entire Agreement. Except as set forth in the Agreement, this Escrow Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     (e) Amendment. This Agreement may be amended only with the written consent of the Buyer, the Seller and the Escrow Agent.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                           AUGAT INC.



                                           By:
                                              ---------------------------
                                           Name:
                                           Title:

                                           PORTA SYSTEMS CORP.


                                           By:
                                              ---------------------------
                                           Name:
                                           Title:




                                           STATE STREET BANK AND TRUST COMPANY


                                           By:
                                              ---------------------------
                                           Name:
                                           Title:

                                   Schedule A

     The fees to be paid to the Escrow Agent for the administration of the Escrow Fund hereunder are $ per annum.

                                   Exhibit A-1

                             SECOND ESCROW AGREEMENT


     This Second Escrow Agreement is entered into as of March , 1996, by and among Augat, Inc., a Massachusetts corporation (the "Buyer"). Porta Systems Corp., a Delaware corporation (the "Seller") and State Street Bank and Trust Company (the "Escrow Agent").

     WHEREAS, the Buyer and the Seller have entered into an Asset Purchase Agreement dated as of March 6, 1996 (the "Agreement") pursuant to which the Buyer has acquired the Company's fiber optics business.

     WHEREAS, the Agreement provides that the Second Escrow Fund will be established to hold a portion of the Purchase Price.

     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow fund will be established and maintained.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     l. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined, if any, shall have the meanings given them in the Agreement.

     2. Escrow. Contemporaneously with the execution of this Agreement the Buyer has delivered to the Escrow Agent, and the Escrow Agent acknowledges receipt of, a wire transfer from the Buyer's account at the State Street Bank and Trust Company, in the amount of $100,000. Such sum, together with any interest earned thereon, is referred to herein as the "Second Escrow Fund." The Second Escrow Fund shall be invested in accordance with Section 5. The Escrow Agent agrees to accept delivery of the Second Escrow Fund and to hold such Second Escrow Fund in escrow subject to the terms and conditions of this Agreement.

     3. Administration of Second Escrow Fund. The Escrow Agent shall administer the Second Escrow Fund as follows:

     (a) If the Buyer or the Seller (the "First Party") believes that it has a claim to payment from the Second Escrow Fund, it shall give notice (the "Claim Notice") to the Escrow Agent and the other party (the "Second Party"). The Claim Notice shall set forth the First Party's claim in reasonable detail including the amount of claimed to be due (the "Claimed Amount").

     (b) Within five days of receipt of the Claim Notice, the Escrow Agent shall transmit to the Second Party a copy of the Claim Notice and all supporting documentation provided to the Escrow Agent.

     (c) If, by the close of business on the 20th business day following the date that the Escrow Agent transmits the Claim Notice and supporting documentation to the Second Party, the Escrow Agent shall not have received written notice (the "Response Notice" ) from the Second Party that it disputes any or all of the claim, the Escrow Agent shall pay the Claimed Amount to the First Party. If the other party disputes a portion, but not all, of the Claimed Amount, the Escrow Agent shall pay to the First Party the amount not in dispute.

     (d) With respect to any amount in dispute, the Escrow Agent shall not make any disposition until and unless the Escrow Agent shall have received either joint written instructions from the Buyer and the Seller or in accordance with
Section 7(d) hereof.

     (e) On [six months from the date of this Agreement], the Escrow Agent shall pay over to the Seller the Second Escrow Fund minus the sum of all Claimed Amounts with respect to which the Escrow Agent received a Claim Notice from the Buyer prior to 5:00 P.M. Boston, Massachusetts time on the business day before the First Payment Date.

     (f) Any funds remaining in the Second Escrow Fund and not disbursed in accordance with this Section shall be retained by the Escrow Agent and not disbursed until the Escrow Agent shall have received either joint written instructions of the Buyer and the Seller or in accordance with Section 7(d) hereof.

     4. Right of Escrow Agent. Upon disbursement of the Second Escrow Fund in accordance with Section 3 hereof, the Escrow Agent may withhold from any payment due either the Buyer or the Seller an amount equal to such party's share of the Escrow Agent's fees.

     5. Investment of Second Escrow Fund. Any monies held in the Second Escrow Fund shall be invested by the Escrow Agent, to the extent permitted by law and as directed by the Seller, in (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) obligations (including certificates of deposit and bankers' acceptances) of banks which at the date of their last public reporting had total assets in excess of $500,000,000, (iii) commercial paper rated at least A-1 or P-1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii).

     6. Fees and Expenses. The Buyer and the Seller agree to pay the Escrow Agent compensation for its normal services hereunder as set forth on Schedule A hereto (the "Escrow Fee"). The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of it compensation for normal services hereunder including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder. The Buyer and the Seller shall each pay one-half of the fees and expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

     7. Limitation of Escrow Agent's Liability.

     (a) The Buyer and the Seller acknowledge and agree that the Escrow Agent
(i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Second Escrow Agreement, (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification, (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

     (b) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. The Buyer and the Seller, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with the Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

     (c) The Buyer and the Seller, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Second Escrow Funds under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. The Buyer and the Seller undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. The Buyer and the Seller, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other government charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

     ( d) Dispute Resolution . It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Second Escrow Fund, or should any claim be made upon the Second Escrow Fund by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of the Second Escrow Fund until such dispute shall have been settled either by the mutual agreement of the parties, or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Second Escrow Fund.

     (e) Consent to Jurisdiction and Service. The Buyer and the Seller hereby absolutely and irrevocably consent and submit to the jurisdiction of the Federal or state courts sitting in Boston, Massachusetts in connection with any actions or proceedings brought against the Buyer and/or the Seller by the Escrow Agent arising out of or relating to this Second Escrow Agreement. In any such action or proceeding, the Buyer and the Seller hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to the Buyer and/or the Seller, as the case may be, at their respective addresses in accordance with
Section 9 hereof.

     (f) Force Majeure. Neither the Buyer nor the Seller nor the Escrow Agent shall be responsible for delays or failures in performance resulting from actions beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     8. Termination. This Agreement shall terminate upon the disbursement by the Escrow Agent of all of the Second Escrow Funds in accordance with this Agreement; provided that the provisions of Section 7 shall survive such termination.

     9. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

         If to the Buyer:                   Copy to:
         ----------------                   --------
         Augat Inc.                         Hale and Dorr
         89 Forbes Boulevard                60 State Street
         Mansfield, MA 02048                Boston, MA 02109
         Attn: John E. Lynch, Jr., Esq.     Attn: Thomas E. Neely, Esq.

         If to the Seller:
         -----------------
         Porta Systems Corp.                Esanu Katsky Korins & Siger
         575 Underhill Boulevard            605 Third Avenue
         Sagosset, NY 11793                 New York, NY 10158
         Attn.: Vincent F. Santulli         Telecopy: 212-953-6899
                Edwaxd Kornfeld             Attn: Warren Esanu, Esq.


         If to the Escrow Agent:
         -----------------------
         State Street Bank and Trust Co.
         2 International Place
         4th Floor - Corporate Trust
         Boston, Mass. 02110
         Attn.: --


Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 9.

     10. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Second Escrow Agreement, not less than 60 days' prior to the date when such resignation shall take effect. In such event the Buyer may appoint a successor Escrow Agent without the consent of the Seller so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Seller, which consent shall not be unreasonably withheld. If, following receipt by the Buyer and the Seller of the Escrow Agent's resignation, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Second Escrow Fund then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Second Escrow Fund to such designated successor.

    11. General.

     (a) Governing Law, Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

     (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (c) Entire Agreement. Except as set forth in the Agreement, this Second Escrow Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Second Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach of a waiver of any other condition or breach of any other provision contained herein.

     (e) Amendment, This Agreement may be amended only with the written consent of the Buyer, the Seller and the Escrow Agent.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                           AUGAT INC.


                                           By:
                                              ---------------------------
                                           Name:
                                           Title:

                                           PORTA SYSTEMS CORP.


                                           By:
                                              ---------------------------
                                           Name:
                                           Title:





                                          STATE STREET BANK AND TRUST COMPANY

                                           By:
                                              ---------------------------
                                           Name:
                                           Title:

                                   Schedule A

     The fees to be paid to the Escrow Agent for the administration of the Escrow Fund hereunder are $ per annum.

                                   Exhibit B

                                  BILL OF SALE

     This Bill of Sale dated this day of March, 1996, from Porta Systems Corp., a Delaware corporation ("Porta"), and the Subsidiaries, as hereinafter, which, together with Porta, are referred to collectively as the "Sellers" and each, individually, as a "Seller," to Augat Inc., a Massachusetts corporation (the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a certain purchase agreement (the "Agreement") dated as of March 6, 1996, between the Sellers and the Buyer, Porta has agreed to sell, transfer, convey, assign and deliver the Acquired Assets, as defined in the Agreement, to the Buyer, and the Buyer has agreed to assume the Assumed Liabilities, as defined in the Agreement; and

     WHEREAS, certain of the Acquired Assets are owned by one of more of Porta's subsidiaries, namely, Aster Corporation, a Delaware corporation, Aster (Ireland) Ltd., a Burmuda corporation, Aster Technologies Limited, an Ireland corporation, Criterion Plastics, Inc., a Texas corporation, Porta Systems S.A. de C.V., a Mexican corporation, and Porta Systems Limited, a United Kingdom corporation (collectively, the "Subsidiaries");

     WHEREFORE, for good and valuable consideration, the receipt and the sufficiency of which is hereby acknowledged, the Sellers hereby agree as follows:

     1. The Sellers hereby sell, transfer, convey, assign and deliver to the Buyer, its successors and assigns, to have and to hold forever, all of the Acquired Assets, other than the Grant Assets, as defined in Section 1.3(c) of the Agreement.

     2. The Sellers hereby covenant and agree that they and each of them will, at the request of the Buyer and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may reasonably be necessary to more effectively sell, transfer, convey, assign and deliver to, and vest in, the Buyer, its successors and assigns, title to the Acquired Assets hereby sold, transferred, conveyed, assigned and delivered, all as set forth in the Agreement.

     3. The Sellers do hereby irrevocably constitute and appoint the Buyer, its successors and assigns, its true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of the Sellers, or for its own use, to claim, demand, collect and receive at any time and from time to time any and all assets, properties, claims, accounts and other rights, tangible or intangible, hereby sold, transferred, conveyed, assigned and delivered, and to prosecute the same at law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.

     4. This sale, transfer, conveyance and assignment has been executed and delivered by the Sellers in accordance with the Agreement and is expressly made subject to those liabilities, obligations and commitments which the Buyer has expressly assumed and agreed to pay, perform and discharge pursuant to the Agreement and a certain Instrument of Assumption executed by the Buyer of even date herewith.

     5. Each of the Sellers, by its execution of this Bill of Sale, and the Buyer, by its acceptance of this Bill of Sale, hereby acknowledges and agrees that neither the representations and warranties nor the obligations, rights and remedies of any party under the Agreement shall be deemed to be enlarged, modified or altered in any way by this Bill of Sale.

     IN WITNESS WHEREOF, the Sellers and the Buyer have caused this instrument to be duly executed under seal as of and on the date first above written.

                                SELLERS:

                                PORTA SYSTEMS CORP.

                                By:
                                -------------------------------
                                Vincent F. Santulli, Chairman



                                ASTER CORPORATION


                                By:
                                -------------------------------
                                Vincent F. Santulli, Chairman




                                ASTER (IRELAND) LTD.


                                By:
                                -------------------------------
                                Vincent F. Santulli, Chairman




                                ASTER TECHNOLOGIES LIMITED


                                By:
                                -------------------------------
                                Vincent F. Santulli, Chairman




                                CRITERION PLASTICS, INC.


                                By:
                                -------------------------------
                                Vincent F. Santulli, Chairman

                                PORTA SYSTEMS S.A. de C.V.


                                By:
                                -------------------------------
                                Vincent F. Santulli, Chairman




                                PORTA SYSTEMS LIMITED


                                By:
                                -------------------------------
                                John Terrill, Director


 ACCEPTED:

 BUYER:  AUGAT INC.

 By:
    ----------------------------
 Title:
       -------------------------

                                   Exhibit C

                     INSTRUMENT OF ASSUMPTION OF LIABILITIES


     This Instrument of Assumption of Liabilities dated March , 1996, is made by Augat Inc., a Massachusetts corporation (the "Buyer"), in favor of Porta Systems Corp., a Delaware corporation, and the Subsidiaries, as hereinafter defined, which, together with Porta, are referred to collectively as the "Sellers" and each, individually, as a "Seller." All capitalized words and terms used in this Instrument of Assumption of Liabilities and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement dated as of March 6, 1996 between the Seller and the Buyer (the "Agreement").

     WHEREAS, pursuant to a certain asset purchase agreement (the "Agreement") dated as of March 6, 1996, between the Sellers and the Buyer, Porta has agreed to sell, transfer, convey, assign and deliver the Acquired Assets, as defined in the Agreement, to the Buyer, and the Buyer has agreed to assume the Assumed Liabilities, as defined in the Agreement; and

     WHEREAS, certain of the Acquired Assets are owned by one or more of Porta's subsidiaries, namely, Aster Corporation, a Delaware corporation, Aster (Ireland) Ltd., a Bermuda corporation, Aster Technologies Limited, an Ireland corporation, Criterion Plastics, Inc., a Texas corporation, Porta Systems S.A. de C.V., a Mexican corporation, and Porta Systems Limited, a United Kingdom corporation (collectively, the "Subsidiaries");

     NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer hereby agrees as follows:

     1. The Buyer hereby assumes and agrees to perform, pay and discharge the liabilities, obligations and commitments of the Seller referred to in the Agreement as the "Assumed Liabilities."

     2. As provided in the Agreement, the Buyer does not hereby assume or agree to perform, pay or discharge, and the Seller shall remain unconditionally liable for, from and after the date hereof, all other liabilities, obligations and commitments, fixed or contingent, of the Seller, which are referred to in the Agreement as the "Retained Liabilities."

     3. The Buyer, by its execution of this Instrument of Assumption of Liabilities, and the Seller, by its acceptance of this Instrument of Assumption of Liabilities, each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies to either party under the Agreement shall be deemed to be enlarged, modified or altered in any way by such execution and acceptance of this instrument.

     IN WITNESS WHEREOF, the Buyer and the Seller have caused this instrument to be duly executed under seal as of and on the date first above written.


                              BUYER:  AUGAT INC.



                              By:
                                 --------------------------------------

                              Title:
                                    -----------------------------------


ACCEPTED:

SELLERS:  PORTA SYSTEMS CORP.



By:
   --------------------------

Title:
      -----------------------

ASTER CORPORATION



By:
   -----------------------------
   Vincent F. Santulli, Chairman




ASTER (IRELAND) CORPORATION



By:
   -----------------------------
   Vincent F. Santulli, Chairman

 ASTER TECHNOLOGIES LIMITED


 By:
   -------------------------------
    Vincent F. Santulli, Chairman


 CRITERION PLASTICS, INC.



 By:
   -------------------------------
    Vincent F. Santulli, Chairman




 PORTA SYSTEMS S.A. de C.V.


 By:
   -------------------------------
    Vincent F. Santulli, Chairman




 PORTA SYSTEMS LIMITED



By:
   -------------------------
    John Terrill, Director

                                    Exhibit D


                                  March , 1996







Augat Inc.                                                              16450-15
89 Forbes Boulevard
Mansfield, MA 02048

                             Rs: Porta Systems Corp.

Ladies and Gentlemen:

     This opinion is being furnished by us, as counsel for Porta Systems Corp., a Delaware corporation ("Porta"), and certain of its subsidiaries, namely Aster Corporation, a Delaware corporation ("Aster"), Aster (Ireland) Ltd., a Bermuda corporation, Aster Technologies Limited, an Ireland corporation, Criterion Plastics, Inc., a Texas corporation ("Criterion"), Porta Systems S.A. de C.V., a Mexican corporation, and Porta Systems Limited, a United Kingdom corporation (collectively, the "Subsidiaries"), pursuant to Section 5.1 of the Asset
Purchase Agreement dated as of March 6, 1996 (the "Agreement") by and between Augut Inc., a Massachusetts corporation (the "Buyer"), and the Porta and the Subsidiaries (collectively "Sellers"). Capitalized terms not otherwise defined in this Opinion have the respective meanings ascribed to them in the Agreement. In this connection we have examined and have relied upon the followings documents:

     (a) The certificate of incorporation of Porta, Aster and Criterion, certified by the Secretary of State of their respective states of incorporation;

     (b) The by-laws of Porta, Aster and Criterion, as in effect on the date of this Opinion, as certified by the Secretary of such corporation;

     (c) Certificates, dated as of a recent date, of the Secretary of State of the state of incorporation certifying to the legal existence and the good standing (including tax) of Porta, Aster and Criterion in the respective state of incorporation (the "Good Standing Certificates");

     (d)  Certified  copies of  resolutions of the Boards of Directors of Porta,
          Aster and Criterion approving the sale of the Acquired Assets and authorizing, among other things, the execution, delivery and performance by them of the Agreement, the Bill of Sale and the

Augat Inc.
March   , 1996
Page 2


          other Ancillary Agreements refereed to in the Agreement (collectively, the "Sellers' Documents");


     (e) A lien search (the "Lien Search") by CT Corporation System covering Porta, Aster and Criterion dated on or about February 7, 1996, and attached to Schedule to the Disclosure Schedule.

     (f) UCC-3 or other instruments releasing liens executed by Foothill Capital Corporation ("Foothill") covering the Acquired Assets as set forth therein (collectively, the "Lien Releases").

     (g) Such other documents, instruments and certificates (including, but not limited to, certificates of public official and officers of one or more of the Sellers) as we have considered necessary for purposes of this Opinion.

     In our examination, we have, with your consent, assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photocopies (including telecopies) or conformed copies, the authenticity of the originals of such copies, and the due execution and delivery of all documents where due executions is a prerequisite to the effectiveness thereof. We have been furnished with, and with your consent relied upon, certificates of, and/or other information provided by, the Company as to certain factual matters which have not independently verified. In addition, we have relied upon certificates from public officials as to the matters set forth in such certificates. We have assumed that the Agreement and the Ancillary Agreements accurately describe and contain the mutual understanding of the parties as to all matters contained therein, and that no other agreements or understanding exist between the parties with respect thereto.

     Insofar as this Opinion relates to factual matters, information with respect to which is in the possession of the Sellers, we have relied (without independent investigation) upon representations made to us by one or more officers or employees of the Sellers, including the representations of the Sellers contained in the Agreement. With respect to the opinion set forth in Paragraph 7 of this Opinion, we have relied, with your approval, entirely upon certificates of the Sellers as to the factual matters contained in said paragraphs which we have not independently verified.

     This Opinion is governed by and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith. The terms "knowledge of" or "known to" and words of like import, as used in this Opinion, shall mean "Actual Knowledge" as such term is used in the Accord, without us having made any independent inquiry. Furthermore, knowledge of any person gained in a capacity other than as counsel for the Company shall not be deemed to be knowledge of this firm.

Augat Inc.
March   , 1996
Page  3

     For purposes of this opinion, we have assumed that the Agreement and each Ancillary Agreement has been duly authorized, executed and delivered by all signatories thereto other than the Sellers, that all signatories thereto other than the Sellers have the legal capacity and all requisite power and authority to effect the transactions contemplated by the Agreement and the Ancillary Agreements, and that the Agreement and each Ancillary Agreement is the valid and binding obligation of all signatories thereto other than the Sellers, enforceable against them in accordance with its terms. We do not render any opinion as to the application of any federal or state law regulation to the power, authority or compliance of any party to the Agreement and the Ancillary Agreements other than the Sellers. We express no opinion herein as Buyer or Foothill, including, without limitation, whether the Agreement or any other instrument constitutes a valid and binding obligation of, or is enforceable against, the Buyer or Foothill.

     Our opinion expressed in Paragraph 1 insofar as it relates to the due organization, legal existence and corporate good standing of Porta and Aster, as corporations incorporated in the State of Delaware, and as to the existence and good standing of Criterion, as a corporation incorporated under the laws of the state of Texas, is based solely on the Good Standing Certificates, as rendered as of the respective dates of such certificates and is limited accordingly.

     We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws, of the United States. Accordingly, to the extent that any other laws govern any of the matters as to which we express an opinion below, we have assumed with your permission, without independent investigation, that the laws of such jurisdiction are identical to those of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct; except that nothing in this opinion shall be construed to relate, directly or indirectly, to (i) any Subsidiary other than Aster (except to the extent expressly set forth in Paragraphs 1 and 7 of this Opinion), (ii) any Acquired Assets which are located outside the United States or (iii) the applicability of the laws of any jurisdiction outside the United States.

     On the basis of and subject to the foregoing, we are of the opinion that:

     1. Porta and Aster are corporations dully organized, validly existing and in good standing under the laws of the State of Delaware. Criterion is an existing corporation which is in good standing under the laws of the State of Texas

     2. Porta and Aster have all requisite power and authority to own their respective properties, to carry on their respective businesses as now being conducted, to execute and deliver the Sellers' Documents and to consummate the transactions contemplated thereby.

     3. The execution and delivery of the Sellers' Documents and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Porta and Aster.

Augat Inc.
March   , 1996
Page 4


     4. The Sellers' Documents have been duly executed and delivered by Porta and Aster, and constitute the valid and binding obligations of Porta and Aster, enforceable against them in accordance with their respective terms.

     5. Porta and Aster have the right and power to sell, convey, assign, transfer and deliver the Acquired Assets as provided in the Agreement, and, to the best of our knowledge, based solely on our review of the Lien Search without independent investigation and assuming the proper and timely filing or recording of the Lien Releases, there is no mortgage, pledge, lease, lien, security interest, charge, title retention or other security arrangement or any other encumbrance upon or affecting the Acquired Assets located in the states covered by the Lien Search, except as set forth on the Disclosure Schedules.

     6. The execution, delivery and performance by Porta and Aster of the Sellers' Documents and the consummation of the transactions contemplated thereby, will not result in any violation of the certificate of incorporation or bylaws of Porta or Aster, or any applicable statute, law, regulation, or, to the best of our knowledge, order or decree of any court or governmental authority which is known to us, or, to the best of our knowledge, conflict with, result in a breach or termination of, constitute a default under, or result in the creation of any lien, charge, encumbrance or restriction on any of the Acquired Assets under any agreement or other instrument known to us which Porta or Aster is a party, except as set forth on the Disclosure Schedules.

     7. We know of no action, proceeding, suit or investigation pending or threatened against Porta, Aster or Criterion which may have an adverse effect on such corporation's ability to convey the Acquired Assets to the Buyer.

     This Opinions id qualified by the following.

     A. We are admitted to practice in the State of New York and are not opining as to the law of any other jurisdiction except for Porta's and Aster's organization and authority under the Delaware General Corporation Law. We express no opinion as the enforcement or interpretation by any court, administrative agency, arbitrator, or other authority of any other state with respect to the construction, interpretation, legality or validity of any agreements or as to matters involving choices or conflicts of law. In particular, we recognize that Criterion is incorporated in, and its facilities are located in, the State of Texas, and this Opinion is qualified in its entirety with respect to any matters which may be governed by Texas law.

     B. The enforceability of the rights and remedies of any party to any agreement against any other party thereto may be subject to customary principles governing equitable relief generally, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and to any applicable bankruptcy, insolvency, reorganization,

Augat Inc.
March   , 1996
Page 5


          moratorium, fraudulent conveyance, usury or other laws affecting creditor's rights and their enforcement generally.

     C. No opinion is expressed as to whether any particular provisions of any agreement will be enforceable by a decree of specific performance or other equitable relief, or that the enforcement thereof may not be limited by defenses such as estoppel, waiver and other equitable considerations.

     D. This Opinion is further qualified to the extent that it may be subject to or affected by statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing and duties and standards imposed on creditors and parties to contracts, including without limitation, requirements of good faith, reasonableness and fair dealing.

     This Opinion is based upon currently existing statutes, rules, regulations and judicial decisions and upon facts known to us on the date of this Opinion, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth as to any matters.

     Please note that we are opining only as to the matters expressly set forth in this Opinion, and no opinion should be inferred as to any other matters.

     This Opinion is furnished to you in your capacity as the Buyer  pursuant to
Section 5.1 of the Agreement, and may not be used or relied upon for any other purpose or by any other person or entity without our express prior written consent.

     This is to advise you that Warren H. Esanu, Esq., who is of counsel to this firm, is a director of the Company, a member of the executive committee and chairman of the audit committee of the board of directors


                                                  Very truly yours,




                                                  Esanu Katsky Korins & Siger

                          [LETTERHEAD OF HALE AND DORR]

March 6, 1996


VIA FACSIMILE

John Lynch, Jr., Esquire
Augat Inc.
89 Forbes Boulevard
Mansfield, MA  02048

Warren Esanu, Esquire
Esanu Ratsky Korins & Siger
605 Third Avenue, 16th Floor
New York, NY  10158

Dear Jack and Warren:

     Transmitted herewith is the revised Transitional Services Agreement which replaces the version faxed earlier today. Please destroy the earlier version and append this version as Exhibit E to the Asset Purchase Agreement.

                                   Very truly yours,


                                   /s/ Sean A. Cote

                                   Sean A. Cote


SAC/ped

Attachment

                                                                       Exhibit E

                         TRANSITIONAL SERVICES AGREEMENT


     This agreement is entered into in connection with the Asset Purchase Agreement of even date herewith (the "Agreement") by and among Porta Systems Corp. and certain of its subsidiaries (collectively, the "Seller") and Augat Inc. (the "Buyer"). Defined terms used below have the meanings given in the Agreement.

     In order to facilitate the consummation of the transactions contemplated by the Agreement, the Seller and the Buyer agree that the Seller shall render, for the consideration set forth below, certain production services and other services described below at the Seller's locations in Matamoros, Mexico and its Criterion Plant in Kingsville, Texas. Such production services will include the Seller's customary production support and direct labor activities as rendered prior to the Closing Date in the production and support of the Acquired Assets at the Matamoros and Kingsville locations. Illustrative of such production services are materials planning and control; purchasing; warehousing, shiping and receiving; material handling; production control; quality inspectors and quality control support services; machine and tool maintenance; support materials and supplies (non-inventory); heat, light and power; and payroll and related accounting support services.

     The Buyer will pay $34 per standard labor hour at the Matamoros facility, and $55 per standard labor hour at the Kingsville facility, for production services, and $34 per actual labor hour at the Matamoros facility, and $55 per actual labor hour at the Kingsville facility, for the Seller's services in providing inventory shipping, plant packing and closing out the Seller's fiber optics business. In addition to the hourly rates set forth above, the Buyer will pay the Seller, for contributions to overhead, $2,500 per week during the term hereof (or a lesser prorated amount should the term end during a week). The Seller will provide production services hereunder consistent with its provision thereof prior to the Closing Date and will maintain insurance coverages on the Matamoros and Kingsville properties.

     The Seller will invoice the Buyer on a weekly (Saturday through Friday end of day) basis, forwarding to the Buyer such charged standard and actual labor hours as reasonably approved by a representative of the Buyer and the Seller. The Buyer shall advance to the Seller S5,000 per week in order to finance provision of the services hereinabove described, against which approved invoices will be charged. The seller shall remit to the Buyer any unused balance of said advances upon termination of this agreement.



                                      --2--

     All shipping, out-warehousing, customs duties, customs brokers, demurrage, trucking costs and other similar expenses directly related to the goods produced will be paid by the Buyer.

     This Transitional Services Agreement will expire not later than April 15, 1996, provided that it will expire earlier upon the runout of validated customer backlog in accordance with the attached list from the Matamoros and Kingsville facilities existing as of the Closing Date, with reasonable adjustments thereto to take into account customer changes and cancellations and adjustments occurring in the normal course of business. At the Closing, the Buyer shall deliver supplies and inventory in accordance with the attached list required to fulfill customer backlog.


         Executed as of               , 1996.


                                    Augat Inc.



                                    By:
                                      ----------------------------

                                    Name:
                                        --------------------------

                                    Title:
                                        --------------------------


                                    Porta Systems Corp.

                                    By:
                                      ----------------------------

                                    Name:
                                        --------------------------

                                    Title:
                                        --------------------------


                                      --3--

                         [LETTERHEAD OF HALE AND DORR]





                               _________________ , 1996


Porta Systems Corp.
575 Underhill Boulevard
Syosset, NY 11793

Ladies and Gentlemen:

     This opinion is being furnished pursuant to Section 5.2 of the Asset Purchase Agreement dated as of March 6, 1996 (the "Agreement") by and between Augat Inc., a Massachusetts corporation (the "Buyer"), and Porta Systems Corp., a Delaware corporation (the "Seller"). Capitalized terms not otherwise defined herein have the respective meanings described to them in the Agreement.

     We have acted as counsel to the Buyer in connection which the Agreement, providing for the sale by the Seller to the Buyer of certain of the assets and business of the Seller as described in the Agreement, and the assumption by the Buyer of certain liabilities of the Seller as described in the Agreement. As such counsel, we have assisted in the preparation of the Agreement, the Bill of Sale, the Instrument of Assumption and the other Ancillary Agreements described in the Agreement.

     We have also examined and are familiar with and have relied upon the following documents:

     (a)  The articles of organization and bylaws, as amended, of the Buyer;

     (b) A certificate, dated as of a recent date, of the Secretary of State of the Commonwealth of Massachusetts certifying to the legal existence and the good standing (including tax) of the Buyer in Massachusetts;

     (c) Resolutions of the Board of Directors of the Buyer approving the purchase of the Acquired Assets and authorizing, among other things, the execution, delivery and performance by the Buyer of the Agreement, the Instrument of Assumption and the other Ancillary

_______________, 1996
 Page 2



          Agreements referred to in the Agreement (collectively, the "Buyer's Documents"); and

     (d) Such other documents, instruments and certificates "including, but not limited to, certificates of public officials and officers of the Buyer) as we have considered necessary for purposes of this opinion.

     In our examination of the documents described above, we have assumed the genuineness of all signatures. the legal capacity of each signatory to such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such latter documents. We have assumed that the Agreement and the Ancillary Agreements accurately describe and contain the mutual understanding of the parties as to all matters contained therein, and that no other agreements or understanding exist between the parties with respect thereto.

     Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Buyer, we have relied (without independent investigation) upon representations made to us by one or more officers or employees of the Buyer, including the representations of the Buyer contained in the Agreement, and nothing has come to our attention leading us to question the accuracy of such information.

     Any reference herein to "our best knowledge," "known to us," or to any matter "coming to our attention" or, "of which we are aware" or any variation of any of the foregoing, shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction (including the preparation of the Agreement and the transactions contemplated thereby) of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Buyer.

     For purposes of this opinion, we have assumed that the Agreement and each Ancillary Agreement has been duly authorized, executed and delivered by all signatories thereto other than the Buyer, that all signatories thereto other than the Buyer have the legal capacity and all requisite power and authority to effect the transactions contemplated by the Agreement and the Ancillary

_____________, 1996
Page 3



Agreements, and that the Agreement and each Ancillary Agreement is the valid and binding obligation of all signatures thereto other than the Buyer, enforceable against them in accordance with its terms. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or compliance of any party to the Agreement and the Ancillary Agreements other than the Buyer. We express no opinion herein as to the Seller, including, without limitation, whether the Agreement constitutes a valid and binding obligation of, or is enforceable against, the Seller.

     Our opinion expressed in paragraph 1 below insofar as it relates to the due organization, legal existence and corporate good standing of the Buyer as a corporation incorporated in the Commonwealth of Massachusetts is based solely on the certificate referred to in paragraph (b) above, is rendered as of the date of such certificate and is limited accordingly.

     The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws affecting the rights and remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; and (iii) duties and standards imposed on creditors and parties to contracts, including without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy or defense upon any breach of any of the covenants, warranties or other provisions contained in any of such agreements, instruments or documents, insofar as the availability of such remedies or defenses may be subject to the discrection of a court.

     We express no opinion as to the laws of any state or jurisdiction other than the laws of the Commonwealth of Massachusetts and the federal laws of the United States. Accordingly, to the extent that any other laws govern any of the matters as to which we express an opinion below, we have assumed with your permission, without independent investigation, That the laws of such jurisdiction are identical to those of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct.

______________, 1996
Page 4


     On the basis of and subject to the foregoing, we are o(pound) the opinion that:

     1. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Buyer has all requisite power and authority to carry on its business as now being conducted, to execute and deliver the Buyer's Documents and to consummate the transactions contemplated thereby.

     2. The execution and delivery of the Buyer's Documents, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of the Buyer.

     3. The Buyer's Documents have been duly executed and delivered by the Buyer and constitute the valid and binding obligations of the Buyer, enforceable against it in accordance with their respective terms.

     4. The execution, delivery and performance by the Buyer of the Buyer's Documents and the consummation of the transactions contemplated thereby, will not result in any violation of the Buyer's articles of organization or bylaws, or any applicable statute, law, regulation, or, to the best of our knowledge, order or decree of any court or governmental authority, or, to the best of our knowledge, conflict with, result in a breach or termination of, or constitute a default under, any agreement or other instrument known to us to which the Buyer is a party.

     5. We know of no action, proceeding, suit or investigation pending or threatened against the Buyer which may have an adverse effect on the Buyer's ability to perform its obligations under the Agreement.

     This opinion is based upon currently existing statutes. rules, regulations and judicial decisions and upon facts known to us on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

____________, 1996
Page 5

     Please note that we are opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     This opinion is furnished to you in your capacity as the Seller pursuant to
Section 5.2 of the Agreement, and may not be used or relied upon for any other purpose or by any other person or entity without our express prior written consent.

                                          Very truly yours,



                                          Hale and Dorr